UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.                )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

ORCHARD THERAPEUTICS PLC

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Orchard Therapeutics plc

108 Cannon Street

London EC4N 6EU

United Kingdom

Registered Company No. 11494381

April [    ], 2021

Dear Shareholder:

2021 Annual General Meeting of Orchard Therapeutics plc (the “AGM”)

This letter, the notice of the AGM set out in this document (the “Notice”) and associated materials for the AGM are being sent to you because, as of April 22, 2021 (being the latest practicable date before the circulation of this document), you are registered as a holder of ordinary shares in the register of members of Orchard Therapeutics plc (the “Company”). However, this letter, the Notice and associated materials will also be available to holders of American Depositary Shares (“ADS”) and contain information relevant to holders of ADSs.

Our AGM will take place at 2:00 p.m. London time (9:00 a.m. Eastern Time) on Wednesday, June 16, 2021 at Goodwin Procter (UK) LLP, 100 Cheapside, London EC2V 6DY. The Notice is set out in this document, and it contains the resolutions to be proposed at the AGM (the “Resolutions”).

Impact of COVID-19

In light of the Covid-19 pandemic and the UK Government’s current guidance regarding social distancing and the prohibition of public gatherings, the arrangements and format of the AGM have been altered this year in order to protect the health and wellbeing of shareholders and other attendees.

Accordingly, the Company will make arrangements such that the legal requirements to hold the AGM can be satisfied through the attendance of the minimum number of people required to form a quorum. It is with regret that shareholders are therefore requested not to attend the Meeting.

For the purposes of the AGM, a quorate meeting will be formed by one or more qualifying persons present at a meeting and between them holding at least 33 1⁄3 percent in number of the issued shares. A “qualifying person” is an individual who is a member, a person authorized to act as the representative of a member (being a corporation) in relation to the meeting, or a person appointed as proxy of a member in relation to the meeting.

This means that, as things currently stand, ordinary shareholders are respectfully asked not to attend the AGM in person, and all shareholders should appoint a proxy to ensure that the AGM is quorate and to vote on the proposed Resolutions. If the UK Government’s current guidance regarding social distancing and the prohibition of public gatherings are continuing at the time of the AGM, any shareholder seeking to attend the AGM in person will be refused entry. We strongly encourage you to vote by proxy as described below so that your vote can be counted.

The situation with respect to COVID-19 continues to evolve and we are actively monitoring the situation as part of our effort to maintain a healthy and safe environment at the AGM. If the arrangements for our AGM need to change materially, we will issue a further communication via a Form 8-K filing with the U.S. Securities and Exchange Commission and on the Investors & Media section of our website at www.orchard-tx.com.

Action to be taken by holders of ordinary shares in the Company

If you are a holder of ADSs, please ignore this section and refer instead to the section below—“Holders of American Depositary Shares”.

If you are a holder of ordinary shares in the Company, please vote on the Resolutions by appointing a proxy. A form of proxy for use at the AGM is enclosed. You are encouraged to appoint the Chairman of the AGM as your proxy. If you appoint any person other than the Chairman of the AGM as your proxy, that person may not be allowed to attend the AGM.

You are advised to complete and return the form of proxy in accordance with the instructions printed on it and so as to arrive at the Company’s registrar, Equiniti, Aspect House, Spencer Road, Lancing, West Sussex, BN99 6DA, England as soon as possible but in any event by no later than 2:00 p.m. London time (9:00 a.m. Eastern Time) on Monday, June 14, 2021.

In order to attend and vote at the AGM as an ordinary shareholder, you must continue to be registered as a holder of ordinary shares in the Company’s register of members as of 6:30 p.m. London time (1:30 p.m. Eastern Time) on Monday, June 14, 2021.

Therefore, if you sell or transfer your ordinary shares in the Company on or prior to June 14, 2021, your form of proxy can no longer be used and if submitted (whether before or after you sell or transfer your ordinary shares) will be treated as invalid. Please pass this document to the person who arranged the sale or transfer for delivery to the purchaser or transferee. The purchaser or transferee should contact John Ilett, Company Secretary, by telephone at +44 (0) 203 808 8286, to request a new form of proxy for its use.

Should you elect to convert your holding of ordinary shares in the capital of the Company into an interest in the capital of the Company represented by ADSs before the AGM, you will cease to be a holder of ordinary shares in your own name and will not be entitled to vote at the AGM as an ordinary shareholder. You will also not be able to use the enclosed form of proxy. However, you may be able to exercise your vote as a holder of an interest in the capital of the Company represented by American Depositary Shares—please refer to the next section—“Holders of American Depositary Shares”.

Holders of American Depositary Shares

In order to exercise your vote as a holder of an interest in the capital of the Company represented by ADSs, you or your bank, broker or nominee must be registered as a holder of ADSs in the ADS register maintained by our depositary, Citibank, N.A., by 5:00 p.m. Eastern Time on Wednesday, April 28, 2021 (the record date for ADS holders).

If you hold ADSs through a bank, broker or nominee on April 28, 2021, the AGM documentation, including the ADS proxy card, will be sent to your broker who should forward the materials to you. Please reach out to your broker to provide your voting instructions.

Please note that ADS proxy cards submitted by ADS holders must be received by Citibank, N.A. no later than 10:00 a.m. Eastern Time on Thursday, June 10, 2021.

Contacts for ADS holders

If you have queries about how you can deliver voting instructions, please contact Citibank, N.A. —ADR Shareholder Services by telephone: +1-877-248-4237 (toll free within the United States) or +1-781-575-4555 (for international callers) or by email: citibank@shareholders-online.com or at Citibank, N.A. — Shareholder Services, P.O. Box 505050, Louisville, KY 40233-9724.

If at any point you require guidance, please contact John Ilett, Company Secretary, by telephone at +44 (0) 203 808 8286.

Recommendation

You will find an explanatory note in relation to each of the Resolutions in the attached proxy statement. Your Directors consider that each Resolution is in the best interests of the Company and its shareholders as a whole and is likely to promote the success of the Company. Accordingly, your Directors unanimously recommend that you vote in favor of the Resolutions as each of the Directors with personal holdings of equity interests in the Company intends to do in respect of their own beneficial holdings.

Thank you for your ongoing support of Orchard Therapeutics.

Yours sincerely,

/s/ JAMES GERAGHTY
James Geraghty Chairman, Orchard Therapeutics plc

Orchard Therapeutics plc

108 Cannon Street

London EC4N 6EU

United Kingdom

Registered Company No. 11494381

NOTICE OF 2021 ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON WEDNESDAY, JUNE 16, 2021

NOTICE is hereby given that the Annual General Meeting of Orchard Therapeutics plc, a public limited company incorporated under the laws of England and Wales (referred to herein as the “Company,” “we,” “us” and “our”), will be held on Wednesday, June 16, 2021, at 2:00 p.m. London time (9:00 a.m. Eastern Time), at Goodwin Procter (UK) LLP, 100 Cheapside, London EC2V 6DY, for transaction of the following business:

Ordinary resolutions

1. To re-elect as a director Charles A. Rowland, Jr., who retires by rotation in accordance with the Company’s Articles of Association.

2. To re-elect as a director Joanne T. Beck, who retires by rotation in accordance with the Company’s Articles of Association.

3. To re-appoint PricewaterhouseCoopers LLP, a United Kingdom entity, as U.K. statutory auditors of the Company, to hold office until the conclusion of the next annual general meeting of shareholders.

4. To ratify the appointment of PricewaterhouseCoopers LLP, a Delaware limited liability partnership, as the Company’s independent registered public accounting firm, for the fiscal year ending December 31, 2021.

5. To authorize the Audit Committee to determine the Company’s auditors’ remuneration for the fiscal year ending December 31, 2021.

6. To receive the U.K. statutory annual accounts and reports for the fiscal year ended December 31, 2020 and to note that the Company’s directors do not recommend the payment of any dividend for the year ended December 31, 2020.

7. To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers for the year ended December 31, 2020.

8. To receive and approve on an advisory basis the Company’s U.K. statutory directors’ remuneration report for the year ended December 31, 2020, which is set forth as Annex A to the attached proxy statement.

9. To authorize the Board of Directors, generally and unconditionally for the purpose of s551 of the U.K. Companies Act 2006 to allot shares in the Company or to grant rights to subscribe for or to convert any security into shares in the Company (“Rights”) up to a maximum aggregate nominal amount of £13,023,851.50. This authority shall expire (unless previously renewed, varied or revoked) on June 15, 2026, but the Company may at any time before the expiration of this authority make an offer or agreement which would or might require shares to be allotted, or Rights to be granted, pursuant to this authority after its expiration, and the Board of Directors may allot shares or grant Rights in pursuance of that offer or agreement as if the authority conferred by this resolution had not expired.

The authority referred to in this resolution is in substitution for the authority conferred on the Board of Directors under s551 of the U.K. Companies Act 2006 at the Company’s annual general meeting held on June 17, 2020, but the Board of Directors may allot shares or grant Rights pursuant to an offer made or agreement entered into by the Company before the expiry of the authority pursuant to which that offer was made or agreement entered into.

Special resolution

10. Subject to the passing of Resolution 9, to empower the Board of Directors generally pursuant to s570(1) of the U.K. Companies Act 2006 to allot equity securities (as defined in s560 of the U.K. Companies Act 2006) for cash pursuant to the general authority conferred on them by Resolution 9 as if s561(1) of the U.K. Companies Act 2006 did not apply to that allotment. This power:

(a) shall be limited to the allotment of equity securities up to a maximum aggregate nominal amount of £13,023,851.50;

(b) expires (unless previously renewed, varied or revoked) on June 15, 2026, but the Company may at any time before the expiration of this authority make an offer or agreement which would or might require equity securities to be allotted after that expiry and the Board of Directors may allot equity securities pursuant to any of those offers or agreements as if this power had not expired; and

(c) applies in relation to a sale of shares which is an allotment of equity securities by virtue of s560(3) of the U.K. Companies Act 2006 as if in the first paragraph of this resolution the words “pursuant to the general authority conferred on them by Resolution 9” were omitted.

For the purposes of this resolution, references to the allotment of equity securities shall be interpreted in accordance with s560 of the U.K. Companies Act 2006.

Proposals 1 through 9 will be proposed as ordinary resolutions and under English law, assuming that a quorum is present, an ordinary resolution is passed on a show of hands if it is approved by a simple majority (more than 50%) of the votes cast by shareholders present (in person or by proxy) at the meeting and entitled to vote. If a poll is demanded, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution. Proposal 10 will be proposed as a special resolution. Special resolutions require the affirmative vote of not less than 75% of the votes cast by shareholders present (in person or by proxy) at the meeting and entitled to vote. On a poll, a special resolution is passed if it is approved by holders representing not less than 75% of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution.

The result of the shareholder votes on the ordinary resolutions in proposals 3, 4, 6, 7, and 8 regarding re-appointment of PricewaterhouseCoopers LLP, a United Kingdom entity, as our U.K. statutory auditors, ratification of the appointment of PricewaterhouseCoopers LLP, a Delaware limited liability partnership, as our independent registered public accounting firm for the fiscal year ending December 31, 2021, receipt of our U.K. statutory annual accounts and reports for the year ended December 31, 2020, approval of the compensation of our named executive officers for the year ended December 31, 2020, and approval of our U.K. statutory directors’ annual report on remuneration for the year ended December 31, 2020 will not require our Board of Directors or any committee thereof to take any action. Our Board of Directors values the opinions of our shareholders as expressed through such votes and will carefully consider the outcome of the votes on proposals 3, 4, 6, 7, and 8 .

The results of any polls taken on the resolutions at the Annual General Meeting and any other information required by the U.K. Companies Act 2006 will be made available on our website (www.orchard-tx.com) as soon as reasonably practicable following the Annual General Meeting and for the required period thereafter.

BY ORDER OF THE BOARD	Registered Office
/s/ JOHN ILETT	108 Cannon Street London EC4N 6EU, United Kingdom Registered in England and Wales
John Ilett Company Secretary April [ ], 2021	No. 11494381

Notes

(a) Only those members registered in the register of members of the Company at 6:30 p.m. London time (1:30 p.m. Eastern Time) on June 14, 2021 will be entitled to attend and vote at the Annual General Meeting (“AGM”) in respect of the number of ordinary shares registered in their name at the time. Changes to entries on the relevant register after that deadline will be disregarded in determining the rights of any person to attend and vote at the AGM. Should the AGM be adjourned to a time not more than 48 hours after the deadline, the same deadline will also apply for the purpose of determining the entitlement of members to attend and vote (and for the purpose of determining the number of votes they may cast) at the adjourned AGM. Should the AGM be adjourned for a longer period, then to be so entitled, members must be entered on the Register at the time which is 48 hours before the time fixed for the adjourned AGM or, if the Company gives notice of the adjourned AGM, at the time specified in the notice.

(b) Any member may appoint a proxy to attend, speak and vote on his/her behalf. A member may appoint more than one proxy in relation to the AGM provided that each proxy is appointed to exercise the rights attached to a different share or shares of the member. A proxy need not be a member, but must attend the meeting in person. Proxy forms should be lodged with the Company’s Registrar (Equiniti) not later than 2:00 p.m. London time (9:00 a.m. Eastern Time) on June 14, 2021. Completion and return of the appropriate proxy form does not prevent a member from attending and voting in person if he/she is entitled to do so and so wishes. The attached proxy statement explains proxy voting and the matters to be voted on in more detail. Please read the proxy statement carefully. For specific information regarding the voting of your ordinary shares, please refer to the proxy statement under the section entitled “Questions and Answers About Voting.”

(c) Any corporation which is a member can appoint one or more corporate representatives who may exercise on its behalf all of its powers as a member provided that they do not do so in relation to the same shares.

(d) In the case of joint holders, the vote of the senior holder who tenders the vote whether in person or by proxy will be accepted to the exclusion of the votes of any other joint holders. For these purposes, seniority shall be determined by the order in which the names stand in the Company’s relevant register or members for the certificated or uncertificated shares of the Company (as the case may be) in respect of the joint holding.

(e) Certificateless Registry for Electronic Share Transfer (“CREST”) members who wish to appoint a proxy or proxies through the CREST electronic proxy appointment service may do so for the AGM and any adjournments of it by using the procedures described in the CREST Manual (available via www.euroclear.com). CREST personal members or other CREST sponsored members, and those CREST members who have appointed voting service providers, should refer to their sponsors or voting service providers, who will be able to take the appropriate action on their behalf.

For a proxy appointment or instruction made using the CREST service to be valid, the appropriate CREST message (a “CREST Proxy Instruction”) must be properly authenticated in accordance with Euroclear’s specifications and must contain the information required for those instructions as described in the CREST Manual (available via www.euroclear.com). The message, regardless of whether it relates to the appointment of a proxy or to an amendment to the instruction given to the previously appointed proxy, must, to be valid, be transmitted so as to be received by the Company’s agent (ID:RA19) by 2:00 p.m. London time (9:00 a.m. Eastern Time) on June 14, 2021. For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp applied to the message by the CREST Applications Host) from which the Company’s agent is able to retrieve the message by enquiry to CREST in the manner prescribed by CREST. After this time, any change of instructions to proxies appointed through CREST should be communicated to the appointee through other means.

CREST members and, where applicable, their CREST sponsors or voting service providers should note that Euroclear UK does not make available special procedures in CREST for any particular messages. Normal system timings and limitations will, therefore, apply in relation to the input of CREST Proxy Instructions. It is the responsibility of the CREST member concerned to take (or, if the CREST member is a CREST personal member or sponsored member or has appointed voting service providers, to procure that its CREST sponsors or voting service providers take) such action as shall be necessary to ensure that a message is transmitted by means of the CREST system by any particular time. In this connection, CREST members and, where applicable, their CREST sponsors or voting service providers are referred, in particular, to those sections of the CREST Manual concerning practical limitations of the CREST system and timings.

The Company may treat as invalid a CREST Proxy Instruction in the circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations 2001.

(f) As of April 22, 2021 (being the last practicable date before circulation of this Notice), the Company’s issued ordinary share capital consisted of [                ] ordinary shares, carrying one vote each. Therefore, the total voting rights in the Company as of that date are [                ].

(g) Under s527 of the U.K. Companies Act 2006, members meeting the threshold requirement set out in that section have the right to require the Company to publish on a website a statement setting out any matter relating to: (i) the audit of the Company’s accounts (including the auditor’s report and the conduct of the audit) that are to be laid before the AGM; or (ii) any circumstance connected with an auditor of the Company ceasing to hold office since the previous meeting at which annual accounts and reports were laid in accordance with s437 of the U.K. Companies Act 2006. The Company may not require the shareholders requesting any such website publication to pay its expenses in complying with ss527 or 528 of the U.K. Companies Act 2006. Where the Company is required to place a statement on a website under s527 of the U.K. Companies Act 2006, it must forward the statement to the Company’s auditor not later than the time when it makes the statement available on the website. The business which may be dealt with at the AGM includes any statement that the Company has been required, under s527 of the U.K. Companies Act 2006, to publish on a website.

(h) Except as set out in the notes to this Notice, any communication with the Company in relation to the AGM, including in relation to proxies, should be sent to the Company’s Registrar, Equiniti, Aspect House, Spencer Road, Lancing, West Sussex, BN99 6DA, England. No other means of communication will be accepted. In particular, you may not use any electronic address provided either in this notice or in any related documents to communicate with the Company for any purpose other than those expressly stated.

(i) Copies of the service agreement for our executive director and of the letters of appointment for our non-executive directors will be available for inspection at the registered office of the Company during normal business hours on any week day (public holidays excepted) and at the place of the AGM for one hour before the meeting and at the meeting itself.

(j) Any member attending the meeting has the right to ask questions. The Company must cause to be answered any such question relating to the business being dealt with at the meeting but no such answer need be given if: (i) to do so would interfere unduly with the preparation for the meeting or involve the disclosure of confidential information; (ii) the answer has already been given on a website in the form of an answer to a question; or (iii) it is undesirable in the interests of the Company or the good order of the meeting that the question be answered.

(k) As a result of the Covid-19 pandemic and the UK Government’s current guidance regarding social distancing and restrictions on public gatherings, other than the presence of the minimum number of people required to form a quorum to be arranged by the Company at the Meeting and notwithstanding the foregoing Notes, members may not be allowed to attend the Meeting in person. Members’ attention is drawn to the letter from the Chairman of the Company dated April [    ], 2021.

Orchard Therapeutics plc

108 Cannon Street

London EC4N 6EU

United Kingdom

Registered Company No. 11494381

PROXY STATEMENT FOR THE 2021 ANNUAL GENERAL MEETING OF

SHAREHOLDERS TO BE HELD ON JUNE 16, 2021

INFORMATION CONCERNING PROXY SOLICITATION AND VOTING

We have sent you this proxy statement and the enclosed form of proxy because the Board of Directors (the “Board” or “Board of Directors”) of Orchard Therapeutics plc (referred to herein as the “Company”, “we”, “us” or “our”) is soliciting your proxy to vote at our annual general meeting of shareholders (referred to herein as the “Meeting” or the “AGM”) to be held on Wednesday, June 16, 2021, at 2:00 p.m. London time (9:00 a.m. Eastern Time), at Goodwin Procter (UK) LLP, 100 Cheapside, London EC2V 6DY.

•	This proxy statement summarizes information about the proposals to be considered at the Meeting and other information you may find useful in determining how to vote.

•	The form of proxy is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. All costs of solicitation of proxies will be covered by us.

We are mailing the Notice of 2021 AGM, this proxy statement and the form of proxy to our ordinary shareholders of record as of April 22, 2021 (being the latest practicable date before the circulation of this document) for the first time on or about April [    ], 2021. In this mailing, we are also including our U.K. statutory annual accounts and reports for the year ended December 31, 2020 (“2020 U.K. Annual Report”) and our annual report on Form 10-K for the year ended December 31, 2020 (“Annual Report on Form 10-K”). In addition, we have provided brokers, dealers, bankers, and their nominees, at our expense, with additional copies of our proxy materials, the 2020 U.K. Annual Report and the Annual Report on Form 10-K so that our record holders can supply these materials to the beneficial owners of our ordinary shares.

While this document is being sent to our ordinary shareholders of record, this document will also be sent to holders of American Depositary Shares (“ADSs”) and contains information relevant to holders of ADSs.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on June 16, 2021

Our Notice of the 2021 AGM, this proxy statement, the Annual Report on Form 10-K, the 2020 U.K. Annual Report and our form of proxy are available in the Investors & Media section of our website at www.orchard-tx.com.

QUESTIONS AND ANSWERS ABOUT VOTING

Why am I receiving these materials?

We have sent you this proxy statement and the enclosed form of proxy because you are an ordinary shareholder of record and our Board of Directors is soliciting your proxy to vote at the Meeting, including at any adjournments or postponements of the Meeting. The Company and its shareholders are required to comply with the UK Government’s current guidance regarding social distancing and restrictions on public gatherings, which mean that ordinary shareholders may not be allowed to attend the Meeting in person. However, you do not need to attend the Meeting to vote your shares. Instead, please simply complete, sign and return the enclosed form of proxy. All proxies, however submitted, must be lodged with our registrar, Equiniti, by no later than 2:00 p.m. London time (9:00 a.m. Eastern Time) on Monday, June 14, 2021. CREST members may appoint a proxy by using the CREST electronic proxy appointment service.

You are encouraged to appoint the Chairman of the Meeting as your proxy. If you appoint any person other than the Chairman of the Meeting as your proxy, that person may not be entitled to attend the Meeting.

We intend to mail this proxy statement and the accompanying form of proxy on or about April [    ], 2021 to all ordinary shareholders of record entitled to vote at the Meeting.

Materials for ADS holders of record, including this proxy statement, the Annual Report on Form 10-K and an ADS proxy card, will be mailed on or about May [    ], 2021 to all ADS holders, including banks, brokers and nominees, who are registered as holders of ADSs in the ADS register by 5:00 p.m. Eastern Time on April 28, 2021 (the record date for ADS holders).

Who can vote at the Meeting?

Ordinary shareholders

Only ordinary shareholders of record registered in the register of members at 6:30 p.m. London time (1:30 p.m. Eastern Time) on Monday, June 14, 2021 will be entitled to vote at the Meeting. Holders of non-voting ordinary shares have no right to receive notice of, or to attend or vote, at the Meeting.

As of April 22, 2021 (being the last practicable date before the circulation of this proxy statement) there were [                ] ordinary shares issued and outstanding and entitled to vote.

As a result of the Covid-19 pandemic and the UK Government’s current guidance regarding social distancing and restrictions on public gatherings, other than the presence of the minimum number of people required to form a quorum to be arranged by the Company at the Meeting, ordinary shareholders may not be allowed to attend the Meeting in person. We urge you to fill out and return the enclosed form of proxy to ensure your vote is counted. All proxies, however submitted, must be lodged with our registrar, Equiniti, by no later than 2:00 p.m. London time (9:00 a.m. Eastern Time) on Monday, June 14, 2021. CREST members may appoint a proxy by using the CREST electronic proxy appointment service.

You are encouraged to appoint the Chairman of the Meeting as your proxy. If you appoint any person other than the Chairman of the Meeting as your proxy, that person may not be entitled to attend the Meeting.

If you sell or transfer your ordinary shares in the Company on or prior to June 14, 2021, your form of proxy can no longer be used and if submitted (whether before or after you sell or transfer your ordinary shares) will be treated as invalid. Please pass this document to the person who arranged the sale or transfer for delivery to the purchaser or transferee. The purchaser or transferee should contact John Ilett, Company Secretary, to request a new form of proxy for its use.

Beneficial owners of ordinary shares which are registered in the name of a broker, bank or other agent

If, on April 22, 2021, your ordinary shares were held in an account at a brokerage firm, bank or other similar organization and you are the beneficial owner of shares, these proxy materials should be forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Meeting. You are encouraged to provide voting instructions to your broker or other agent so that they may submit a proxy.

Holders of American Depositary Shares

You are entitled to exercise your vote as a holder of an interest in the capital of the Company represented by ADSs if you or your brokerage firm, bank or nominee is registered as a holder of ADSs in the ADS register maintained by Citibank, N.A. as of 5:00 p.m. Eastern Time on Wednesday, April 28, 2021 (the record date for ADS holders).

If you hold ADSs through a brokerage firm, bank or nominee on April 28, 2020, the materials for ADS holders, including the ADS voting instructions card, will be sent to that organization. The organization holding your account is considered the ADS holder of record. Please reach out to that organization to provide your voting instructions.

Please note that ADS voting instructions cards submitted by ADS holders must be received by Citibank, N.A. no later than 10:00 a.m. Eastern Time on Thursday, June 10, 2021.

Citibank, N.A. will collate all votes properly submitted by ADS holders and submit a vote on behalf of all ADS holders.

Contacts for ADS holders

If you have queries about how you can deliver voting instructions, please contact Citibank, N.A. —ADR Shareholder Services by telephone: +1-877-248-4237 (toll free within the United States) or +1-781-575-4555 (for international callers) or by email: citibank@shareholders-online.com or at Citibank, N.A. — Shareholder Services, P.O. Box 505050, Louisville, KY 40233-9724.

If at any point you require guidance, please contact John Ilett, Company Secretary, by telephone at +44 (0) 203 808 8286.

What are the requirements to elect the directors and approve each of the proposals?

You may cast your vote for or against proposals 1 through 10 or abstain from voting your shares on one or more of these proposals.

Proposals 1 through 9 will be proposed as ordinary resolutions. Proposal 10 will be proposed as a special resolution. Under English law, assuming that a quorum is present, an ordinary resolution is passed on a show of hands if it is approved by a simple majority (more than 50%) of the votes cast by shareholders present (in person or by proxy) at the Meeting and entitled to vote. If a poll is demanded, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution. Special resolutions require the affirmative vote of not less than 75% of the votes cast by shareholders present (in person or by proxy) at the Meeting and entitled to vote. On a poll, a special resolution is passed if it is approved by holders representing not less than 75% of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution.

The result of the shareholder votes on the ordinary resolutions in proposals 3, 4, 6, 7, and 8 regarding re-appointment of PricewaterhouseCoopers LLP, a United Kingdom entity, as our U.K. statutory auditors, ratification of the appointment of PricewaterhouseCoopers LLP, a Delaware limited liability partnership, as our auditors for the fiscal year ending December 31, 2021, receipt of our U.K. statutory annual accounts and reports for the year ended December 31, 2020, approval of the compensation of our named executive officers for the year ended December 31, 2020, and approval of our U.K. statutory directors’ annual report on remuneration for the year ended December 31, 2020 will not require our Board of Directors or any committee thereof to take any action. Nonetheless, our Board of Directors values the opinions of our shareholders as expressed through such votes and will carefully consider the outcome of the votes on proposals 3, 4, 6, 7, and 8.

What are the voting recommendations of our Board regarding the election of directors and other proposals?

The following table summarizes the items that will be brought for a vote of our shareholders at the Meeting, along with the Board’s voting recommendations.

Proposal	Description of Proposal	Board’s Recommendation
1	Re-election of Charles A. Rowland to the Board of Directors	FOR

2	Re-election of Joanne T. Beck to the Board of Directors	FOR

3	Re-appointment of PricewaterhouseCoopers LLP, a United Kingdom entity, as U.K. statutory auditors of the Company, to hold office until the conclusion of the next annual general meeting of shareholders	FOR

4	Ratification of the appointment of PricewaterhouseCoopers LLP, a Delaware limited liability partnership, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021	FOR

5	Authorization for the Audit Committee to determine the Company’s auditors’ remuneration for the fiscal year ending December 31, 2021	FOR

6	To receive the U.K. statutory annual accounts and reports for the fiscal year ended December 31, 2020	FOR

7	Approval of the compensation of the Company’s named executive officers for the year ended December 31, 2020, which is set forth in this proxy statement	FOR

8	Approval of the Company’s U.K. statutory directors’ annual report on remuneration for the year ended December 31, 2020, which is set forth in Annex A	FOR

9	Authorization for the Board of Directors to allot shares or to grant rights to subscribe for or convert any security into shares up to a maximum aggregate nominal amount of £13,023,851.50	FOR

10	Empowering the Board of Directors to allot equity securities for cash up to a maximum aggregate nominal amount of £13,023,851.50 pursuant to the authorization in Resolution 10 as if U.K. statutory pre-emption rights did not apply	FOR

What constitutes a quorum?

Consistent with the Nasdaq Stock Market LLC (“Nasdaq”) rules applicable to us as a U.S. domestic registrant and in accordance with our Articles of Association, we require a quorum of at least 33 1/3 percent in number of the issued shares (excluding any shares held as treasury shares) entitled to vote on the business to be transacted at the Meeting.

If you are an ordinary shareholder of record, your shares will be counted towards the quorum only if you are present in person or represented by proxy at the Meeting. If you are a beneficial owner of ordinary shares held in an account at a brokerage firm, bank or other similar organization your shares will be counted towards the quorum if your broker or nominee submits a proxy for those shares and the proxy represents the holder at the Meeting. A member represented by a proxy at the Meeting will be counted towards the quorum requirement even where the proxy abstains from voting. If a form of proxy does not instruct the proxy how to vote, the proxy may vote as he or she sees fit or abstain in relation to any business of the Meeting, but the member represented by that proxy at the Meeting will be counted towards the quorum requirement.

If there is no quorum, the Meeting will stand adjourned to such time, date and place as may be fixed by the chairperson of the Meeting (being not less than 10 days later). We require a quorum of at least 33 1/3 percent in number of the issued shares (excluding any shares held as treasury shares) entitled to vote on the business to be transacted if the Meeting is reconvened, consistent with the Nasdaq rules applicable to us as a U.S. domestic registrant and our Articles of Association. If such quorum is not present at the adjourned meeting within 15 minutes from the time appointed for holding the meeting, the meeting shall be dissolved.

How do I vote my shares?

If you are an ordinary “shareholder of record,” you may appoint a proxy to vote on your behalf by completing and signing the form of proxy and returning it in the envelope provided.

All proxies must be lodged with our registrar (Equiniti) by no later than 2:00 p.m. London time (9:00 a.m. Eastern Time) on Monday, June 14, 2021.

You are encouraged to appoint the Chairman of the Meeting as your proxy. If you appoint any person other than the Chairman of the Meeting as your proxy, that person may not be entitled to attend the Meeting.

If you properly give instructions as to your proxy appointment by executing and returning a form of proxy and your proxy appointment is not subsequently revoked, your shares will be voted in accordance with your instructions.

If your ordinary shares are held in an account at a brokerage firm, bank or similar organization, you should follow directions provided by your broker, bank or other nominee.

How will my shares be voted if I do not specify how they should be voted?

If you sign and send your form of proxy but do not indicate how you want your shares to be voted, your shares may be voted by the person that you appoint as your proxy as he or she sees fit or such person may abstain in relation to any business of the Meeting.

Can I change my vote or revoke a proxy?

A registered shareholder can revoke his or her proxy before the time of voting at the Meeting in several ways by:

(1) mailing a revised form of proxy dated later than the prior form of proxy; or

(2) notifying our Company Secretary in writing that you are revoking your proxy. Your revocation must be received at our registered office before the Meeting to be effective.

Ordinarily a shareholder would also be able to revoke his or her proxy by voting in person at the Meeting. However, in light of the Covid-19 pandemic and the UK Government’s current guidance regarding social distancing and the restrictions on public gatherings, ordinary shareholders may not be allowed to attend the Meeting in person.

If your ordinary shares are held in an account at a brokerage firm, bank or similar organization, you may change or revoke your voting instructions by contacting the broker, bank or other nominee holding the shares or by your broker, bank or other nominee validly appointing you as proxy to attend at the Meeting. See also “What if I plan to attend the Meeting?”

Who counts the votes?

Equiniti has been engaged as our independent agent to tabulate shareholder votes. If you are an ordinary shareholder of record, you can return your executed form of proxy to Equiniti for tabulation (see instructions on the form of proxy). If you hold your ordinary shares through a broker, your broker will return the form of proxy to Equiniti.

If you are a holder of record of ADSs, you can return your executed ADS proxy card to Citibank, N.A. for tabulation. If you hold your ADSs through a broker, bank or other organization, that organization can return the ADS proxy card to Citibank, N.A. following your instruction. Citibank, N.A. will submit your votes to Equiniti for tabulation.

How are votes counted?

Votes will be counted by Equiniti, who will separately count “for” and “against” votes, and “votes withheld” or abstentions.

How many votes do I have?

On a show of hands, each ordinary shareholder of record present in person, and each duly authorized representative present in person of a shareholder that is a corporation, has one vote. On a show of hands, each proxy present in person who has been duly appointed by one or more shareholders has one vote, but a proxy has one vote for and one vote against a resolution if, in certain circumstances, the proxy is instructed by more than one shareholder to vote in different ways on a resolution. On a poll, each shareholder present in person or by proxy or, in the case of a corporation, by a duly authorized representative has one vote for each share held by the shareholder.

What if I plan to attend the Meeting?

In normal circumstances, attendance at the Meeting would be limited to ordinary shareholders of record as of 6:30 p.m. London time (1:30 p.m. Eastern Standard Time) on Monday, June 14, 2021. However, in light of the Covid-19 pandemic and the UK Government’s current guidance regarding social distancing and the restrictions on public gatherings, other than the presence of the minimum number of people required to form a quorum to be arranged by the Company at the Meeting, ordinary shareholders may not be allowed to attend the Meeting in person. Members’ attention is drawn to the letter from the Chairman of the Company dated April [    ], 2021.

The situation with respect to COVID-19 continues to evolve and we are actively monitoring the situation as part of our effort to maintain a healthy and safe environment at the Meeting. If the arrangements for our AGM need to change materially, we will issue a further communication via a Form 8-K filing with the U.S Securities and Exchange Commission and on the Investors & Media section of our website at www.orchard-tx.com.

If it is possible and advisable for ordinary shareholders to attend the Meeting, attendance will be limited to ordinary shareholders of record as of 6:30 p.m. London time (1:30 p.m. Eastern Time) on Monday, June 14, 2021. In order to obtain admittance to the Meeting each shareholder may be asked to present valid picture identification, such as a driver’s license or passport. If your ordinary shares are held through brokerage accounts or by a bank or other nominee you may be able to attend at the discretion of the Chairman.

How do you solicit proxies?

We have engaged MacKenzie Partners, Inc., a proxy solicitation firm, to assist in soliciting votes of shareholders. The estimated fees anticipated to be paid to MacKenzie Partners, Inc. are approximately $25,000 and those costs will be borne by us (in addition to our paying the cost of mailing proxy materials). The initial solicitation of proxies may be supplemented by additional mail communications and by telephone, fax, e-mail, internet and personal solicitation by our directors, officers or other employees. No additional compensation for soliciting proxies will be paid to our directors, officers or other employees for their proxy solicitation efforts. We also reimburse Citibank, N.A. for their expenses in sending materials, including ADS proxy cards, to ADS holders of record.

What do I do if I receive more than one notice or form of proxy?

If you hold your ordinary shares in more than one account, you will receive a form of proxy for each account. To ensure that all of your shares are voted, please sign, date and return all forms of proxy. Please be sure to vote all of your shares.

Will there be any other business conducted at the Meeting?

No. In accordance with our Articles of Association, no matters other than proposals 1 through 10 may be presented at this Meeting. We have not been notified of, and our Board is not aware of, any other matters to be presented for action at the Meeting.

What is Equiniti’s role?

Equiniti is our registrar. All communications concerning ordinary shareholder of record accounts, including address changes, name changes, ordinary share transfer requirements and similar issues can be handled by contacting Equiniti by telephone: 0371-384-2030 or +44 (0) 121-415-7047 (overseas) or by writing to Equiniti, Aspect House, Spencer Road, Lancing, West Sussex, BN99 6DA, England.

Communications concerning ADS holder of record accounts can be handled by contacting Citibank, N.A. —ADR Shareholder Services by telephone: +1-877-248-4237 (toll free within the United States) or +1-781-575-4555 (for international callers) or by email: citibank@shareholders-online.com or at Citibank, N.A. — Shareholder Services, P.O. Box 505050, Louisville, KY 40233-9724.

How can I find out the results of the voting at the Meeting?

Voting results will be announced by the filing of a current report on Form 8-K with the SEC within four business days after the Meeting. If final voting results are unavailable at that time, we will file an amended current report on Form 8-K within four business days of the day the final results are available.

Directions to Meeting

Directions to our Meeting, which is to be held at Goodwin Procter (UK) LLP, 100 Cheapside, London EC2V 6DY, are available at: www.orchard-tx.com.

ELECTION OF DIRECTORS

Our Board of Directors currently consists of nine members. In accordance with the terms of our Articles of Association, our Board of Directors is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. The members of the classes are divided as follows:

•	the Class I directors are John T. Curnutte, Bobby Gaspar and Alicia Secor and their terms will expire at the annual general meeting to be held in 2022;

•	the Class II directors are Steven M. Altschuler, Marc Dunoyer and James Geraghty, and their terms will expire at the annual general meeting to be held in 2023; and

•	the Class III directors are Joanne T. Beck, Jon Ellis and Charles A. Rowland Jr., and their terms will expire at the Meeting.

Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual general meeting in the year in which their term expires.

Our Board of Directors has nominated Joanne T. Beck and Charles A. Rowland Jr for election as the Class III directors at the Meeting. The nominees are presently directors, and have indicated a willingness to continue to serve as directors, if elected. If the nominees become unable or unwilling to serve, however, the proxies may be voted for a substitute nominee selected by our Board of Directors. Jon Ellis will not stand for re-election.

In connection with proposals 1 and 2, we set forth the biographical information for the nominees to our Board of Directors. For biographical information for the other directors see Board of Directors and Corporate Governance.

PROPOSAL 1—RE-ELECTION OF CHARLES A. ROWLAND, JR. TO THE BOARD OF DIRECTORS

Charles A. Rowland, Jr. is currently a member of our Board of Directors and has been nominated for re-election as a director. If elected, he will hold office from the date of his election until the 2024 annual general meeting of shareholders where he must retire by rotation and offer himself for re-election, or until his earlier death, resignation or removal. Mr. Rowland has agreed to serve if elected, and we have no reason to believe that he will be unable to serve.

Charles A. Rowland, Jr. has been a member of our Board of Directors since July 2018. From April 2016 to February 2017, Mr. Rowland served as President and Chief Executive Officer of Aurinia Pharmaceuticals Inc., and as a member of the board of directors of Aurinia from July 2014 to February 2017. Mr. Rowland previously served as Vice President and Chief Financial Officer of ViroPharma Incorporated, an international biopharmaceutical company, from October 2008 until it was acquired by Shire plc, in January 2014. Mr. Rowland previously held positions of increasing responsibility at the following companies: Biovail Pharmaceuticals, Inc., Breakaway Technologies, Inc., Endo Pharmaceuticals Inc., Pharmacia Corporation, Novartis AG, and Bristol-Myers Squibb Co. Mr. Rowland has served as a member of the board of directors and chairman of the audit committee of Generation Bio since July 2018. Since July 2017, he has served as a member of the board of directors and chairman of the compensation committee and member of the audit committee of Viking Therapeutics, Inc. Since January 2015, he has served as a member of the board of directors and audit committee and chairman of the compensation committee of Nabriva Therapeutics, AG, based in Dublin, Ireland. Since March 2015, Mr. Rowland has served as a member of the board of directors and compensation committee and as chairman of the audit committee of Blueprint Medicines Corporation, a publicly traded biopharmaceutical company. Mr. Rowland served as a member of the board of directors and audit committee of Idenix Pharmaceuticals, Inc., a biopharmaceutical company, from June 2013, until it was acquired by Merck & Co., Inc. in August 2014. Mr. Rowland served as a member of the board of directors and chairman of the audit committee of Vitae Pharmaceuticals, Inc., from September 2014 until it was acquired by Allergan Inc., in September 2016. Mr. Rowland served as a member of the board of directors and chairman of the audit committee of BIND Therapeutics, Inc., from May 2014 to July 2016. Mr. Rowland holds a B.S. in accounting from Saint Joseph’s University and an M.B.A. with a finance concentration from Rutgers University. We believe that Mr. Rowland’s extensive professional experience as a chief financial executive in the biotechnology and pharmaceutical industries and his experience serving as a director of various publicly traded biotechnology companies qualifies him to serve as a member of our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE RE-ELECTION OF CHARLES A. ROWLAND, JR. TO THE BOARD OF DIRECTORS

PROPOSAL 2—RE-ELECTION OF JOANNE T. BECK TO THE BOARD OF DIRECTORS

Joanne T. Beck is currently a member of our Board of Directors and has been nominated for re-election as a director. If elected, she will hold office from the date of his election until the 2024 annual general meeting of shareholders where she must retire by rotation and offer herself for re-election, or until her earlier death, resignation or removal. Ms. Beck has agreed to serve if elected, and we have no reason to believe that she will be unable to serve.

Joanne T. Beck, Ph.D. has been a member of our Board of Directors since July 2018. Since December 2019, Dr. Beck has served as the Chief Operating Officer at Boston Pharmaceuticals, Inc. Previously, Dr. Beck served as the Executive Vice President, Pharmaceutical Development & Operations at Celgene from April 2016 to December 2019. Prior to joining Celgene, Dr. Beck was the Senior Vice President, Pharmaceutical Development at Shire from January 2012 to April 2016. From May 2004 to January 2012, Dr. Beck held leadership roles in both pharmaceutical and vascular operations at Abbott, most recently as Head of Global Business Excellence and Strategic Program Management. Earlier in her career she had technical leadership roles at Amgen and Genentech. From January to December 2019, Dr. Beck served on the board of directors of Alliance for Regenerative Medicine, an international multi-stakeholder advocacy organization. Additionally, since February 2019, Dr. Beck has served on the board of directors for Catabasis Pharmaceuticals, Inc., a public pharmaceutical company. Dr. Beck holds a B.A. in chemistry from Lewis and Clark College and a Ph.D. in biochemistry and molecular biology from Oregon Health and Science University. We believe Dr. Beck is qualified to serve on our Board because of her executive experience in our industry.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE RE-ELECTION OF JOANNE T. BECK TO THE BOARD OF DIRECTORS

PROPOSAL 3—RE-APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP, A

UNITED KINGDOM ENTITY, AS U.K. STATUTORY AUDITORS OF THE COMPANY, TO HOLD

OFFICE UNTIL THE CONCLUSION OF THE NEXT ANNUAL GENERAL MEETING OF

SHAREHOLDERS

At each meeting at which the accounts are laid before shareholders, the Company is required to appoint U.K. statutory auditors to serve until the next such meeting. Proposal 3 seeks your approval of the re-appointment of PricewaterhouseCoopers LLP, a United Kingdom entity (“PwC UK”), to serve as our U.K. statutory auditor, to hold office until the conclusion of the next annual general meeting of shareholders. In the event this proposal does not receive the affirmative vote of the holders of a majority of the shares entitled to vote and who are present in person or represented by proxy at the Meeting, the Board of Directors may appoint an auditor to fill the vacancy. If the re-appointment of PwC UK is approved, the Audit Committee, at its discretion, may nonetheless direct the appointment of a different U.K. statutory auditor at any time it decides that such a change would be in the best interest of the Company and its shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE RE-APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP, A UNITED KINGDOM ENTITY, AS U.K. STATUTORY AUDITORS OF THE COMPANY, TO HOLD OFFICE UNTIL THE CONCLUSION OF THE NEXT ANNUAL GENERAL MEETING OF SHAREHOLDERS

PROPOSAL 4—RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS

LLP, A DELAWARE LIMITED LIABILITY PARTNERSHIP, AS THE COMPANY’S INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021

Proposal 4 seeks your ratification of the appointment of PricewaterhouseCoopers LLP, a Delaware limited liability partnership (“PwC USA”), as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

Background to Proposal 4

The Audit Committee is solely responsible for selecting the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. Our Audit Committee has selected PwC USA as our independent registered public accounting firm for the fiscal year ending December 31, 2021, and has further directed that we submit the selection of PwC USA for ratification by our shareholders at the Meeting. In the event this proposal does not receive the affirmative vote of the holders of a majority of the shares entitled to vote and who are present in person or represented by proxy at the Meeting, the Board of Directors may appoint an auditor to fill the vacancy. If the appointment of PwC USA is ratified, the Audit Committee, at its discretion, may nonetheless direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of the Company and its shareholders.

PwC USA has indicated its willingness to act as the Company’s auditors. A representative of PwC USA is expected to be present at the Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our shareholders.

PwC USA commenced auditing our annual financial statements with the fiscal year 2019. When the Company reported as a foreign private issuer, PwC UK served as principal auditor for the Company’s consolidated financial statements as reported on Form 20-F.

Fees for Independent Registered Public Accounting Firm—PwC USA and PwC UK

The table below sets forth a summary of the fees billed to the Company by PwC USA and PwC UK for professional services rendered during the fiscal years ended December 31, 2020 and December 31, 2019, respectively. All such services and fees were pre-approved by the Audit Committee, which concluded that the provision of such services was compatible with the maintenance of each firm’s independence in the conduct of its auditing functions.

Fees	December 31, 2020 ($)	December 31, 2019 ($)
Audit Fees(1)	1,421	1,680
Audit-related fees	—	—
Tax fees	—	—
All Other Fees(2)	3	3
Total	1,424	1,683

(1)

“Audit Fees” consist of fees billed for the audit of our annual consolidated financial statements, statutory audits, review of interim condensed consolidated financial statements included in quarterly reports, assistance with review of documents filed with the SEC, fees normally provided in connection with registration statements, and services that are normally provided by PwC in connection with statutory and regulatory filings or engagements, attest services.

(2)	“All Other Fees” consist of non-audit fees paid to PwC USA for access to its proprietary accounting research database and financial statement disclosure checklist.

Change in Independent Registered Public Accounting Firm

On June 26, 2019, the Audit Committee dismissed PwC UK as the Company’s independent registered public accounting firm and separately approved the engagement of PwC USA as the Company’s new independent registered public accounting firm effective immediately. This decision was made by the Audit Committee in connection with the Company’s centralization of its accounting and finance functions to the Company’s Boston, Massachusetts office.

The reports of PwC UK on the Company’s consolidated financial statements for each of the fiscal years ended December 31, 2018 and 2017 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s fiscal years ended December 31, 2018 and 2017, and the subsequent interim period through June 26, 2019, there were:

•

no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the instructions to Item 304) between the Company and PwC UK on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to PwC UK’s satisfaction would have caused PwC UK to make reference to the subject matter of the disagreement(s) in connection with its report, and

•

no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K), except for: (i) the material weakness in the Company’s internal control over financial reporting related to the recognition and accrual of research and development related expenses and reimbursements, and (ii) the restatement of the Company’s interim condensed consolidated financial statements as of June 30, 2018 and the six month period then ended for an error in accounting for contingent assets and the related material weakness in internal control over financial reporting which has since been remediated, each as disclosed in the Company’s prior filings with the U.S. Securities and Exchange Commission (“SEC”).

During the Company’s fiscal years ended December 31, 2018 and 2017 and the subsequent interim period through June 26, 2019, neither the Company nor anyone on the Company’s behalf consulted with PwC USA regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

We have furnished the foregoing disclosure to PwC UK and PwC USA.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP, A DELAWARE LIMITED LIABILITY PARTNERSHIP, AS OUR AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021

PROPOSAL 5—AUTHORIZATION FOR THE AUDIT COMMITTEE TO DETERMINE THE

AUDITORS’ REMUNERATION FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021

Proposal 5 authorizes the Audit Committee to determine our auditors’ remuneration for the fiscal year ending December 31, 2021. Fees for PwC USA, our independent registered public accounting firm, and PwC UK, our statutory auditor, in respect of the years ended December 31, 2020 and December 31, 2019, are set forth in Proposal 4 above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE AUTHORIZATION OF OUR AUDIT COMMITTEE TO DETERMINE OUR AUDITORS’

REMUNERATION FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021

PROPOSAL 6—RESOLUTION TO RECEIVE THE COMPANY’S U.K. STATUTORY ANNUAL

ACCOUNTS AND REPORTS

At the Meeting, our Board of Directors will present our U.K. statutory annual accounts and reports for the period January 1, 2020 through December 31, 2020, which includes the audited portion of the directors’ annual report on remuneration. We will provide our shareholders with an opportunity to receive the U.K. statutory annual accounts and reports and to raise questions in relation to them.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE RESOLUTION TO RECEIVE THE COMPANY’S U.K. STATUTORY ANNUAL ACCOUNTS AND REPORTS

PROPOSAL 7—ADVISORY (NON-BINDING) VOTE TO APPROVE THE COMPANY’S EXECUTIVE

COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended, and Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) enable our shareholders to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed under the “Named Executive Officer Compensation” section, the 2020 Summary Compensation Table and the related compensation tables, notes, and narrative in this proxy statement.

This proposal, known as a “Say-on-Pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement.

Our compensation programs are designed to support our business goals and promote our long-term profitable growth. We urge shareholders to read the “Named Executive Officer Compensation” in this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives. We also encourage you to review the 2020 Summary Compensation Table and other related compensation tables and narratives, which provide detailed information on the compensation of our named executive officers. The Board and the Compensation Committee believe that the policies and procedures described and explained in the “Named Executive Officer Compensation” are effective in achieving our goals.

The vote under this Proposal 7 is advisory, and therefore not binding on the Company, the Board of Directors or our Compensation Committee. However, our Board of Directors and Compensation Committee values the opinions of our shareholders and will review and consider the voting results when making future decisions regarding our executive compensation program.

Shareholders will be asked at the Meeting to approve the following resolution pursuant to this Proposal 7:

“RESOLVED, that the shareholders of the Company approve, on a non-binding, advisory basis, the compensation of the Company’s “named executive officers,” as disclosed in this proxy statement under the “Named Executive Officer Compensation” section, the compensation tables and the narrative disclosures that accompany the compensation tables.”

THE BOARD RECOMMENDS YOU VOTE

FOR APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

SET FORTH IN THIS PROXY STATEMENT

PROPOSAL 8—APPROVAL ON AN ADVISORY BASIS OF OUR U.K. STATUTORY DIRECTORS’ ANNUAL REPORT ON REMUNERATION

Our U.K. statutory directors’ remuneration report is set forth as Annex A to this proxy statement. The directors’ remuneration report includes the annual report on remuneration. This document describes in detail our remuneration policies and procedures and explains how these policies and procedures help to achieve our compensation objectives with regard to our directors and the retention of high-quality directors. Our Board of Directors and the Compensation Committee believe that the policies and procedures as articulated in the directors’ remuneration report are effective and that as a result of these policies and procedures we have and will continue to have high-quality directors. Our Board of Directors has approved and signed the report in accordance with English law.

At the Meeting, the shareholders will vote on the annual report on remuneration. This vote is advisory and non-binding. Although non-binding, our Board of Directors and Compensation Committee will review and consider the voting results when making future decisions regarding our director remuneration program. Following the Meeting, and as required under English law, the directors’ annual report on remuneration will be delivered to the U.K. Registrar of Companies.

THE BOARD RECOMMENDS YOU VOTE

FOR APPROVAL OF OUR U.K. STATUTORY DIRECTORS’ ANNUAL REPORT ON REMUNERATION

SET FORTH IN ANNEX A

BACKGROUND TO PROPOSALS 9 AND 10

Pursuant to the U.K. Companies Act 2006, our Board of Directors may only allot shares or grant rights over shares if authorized to do so by our shareholders. If so authorized, the U.K. Companies Act 2006 requires us, where the allotment is for cash, to offer them in the first instance to our existing shareholders in proportion to their holdings, unless the shareholders have sanctioned the disapplication of their statutory rights of pre-emption in respect of such allotment or grant of rights.

In practice, the operation of such pre-emption rights is onerous and can result in significant delay and additional expense to the cost of an equity fundraising. It is therefore customary for the Board of Directors to seek authority from our shareholders to dis-apply statutory pre-emption rights for cash issues of up to a limit approved by the Company’s shareholders. With the Company solely listed on Nasdaq, and the Company’s peers, key shareholders and primary target market being the United States, the Board of Directors is mindful of the fact that equivalent United States incorporated companies are not required to offer shares to existing shareholders on a pre-emptive basis in the event they are pursuing an equity fundraising. The Board of Directors considers that this may place the Company at a competitive disadvantage.

Our Board of Directors anticipates that there may be occasions when they need flexibility to finance business opportunities and growth, or otherwise act in the best interests of the Company, by the issuance of shares or grant of rights over shares without a pre-emptive offer to existing shareholders. To ensure our continued ability to respond to market conditions and address business needs, our Board of Directors considers it appropriate that they be authorized to allot shares up to an aggregate nominal amount of £13,023,851.50 and within this amount be empowered to allot shares or grant rights over shares up to an aggregate nominal amount of £13,023,851.50 on a non-pre-emptive basis. This authority to allot shares and power to allot shares on a non-pre-emptive basis will replace all of the existing authorities and powers granted by our shareholders.

These Proposals 9 and 10, or our Share Authority Proposals, are, in our Board of Directors’ view, appropriate to avoid us potentially being at a competitive disadvantage as compared to our peer companies, many of whom are incorporated in the United States. In particular, the requirement to first offer shares that we propose to issue for cash to all of our existing shareholders in time-consuming pro-rata rights offerings would considerably reduce the speed at which we could complete capital-raising activities undertaken in furtherance of our growth strategy and would potentially make it difficult for us to complete such transactions. Many of our strategic competitors are incorporated in the United States where they are not subject to restrictions on their ability to issue shares.

These proposals are fully compliant with U.K. company law, consistent with U.S. capital markets practice and governance standards, and if approved, will keep us on an equal footing with our peer companies who are incorporated in the United States. Further, approval of our Share Authority Proposals by shareholders will not exempt the Company from any Nasdaq corporate governance or other requirements, including those limiting the issuance of shares. For these reasons, we, therefore, consider that our Share Authority Proposals are appropriate to the needs of the Company and in the interests of shareholders.

We are asking you to approve these proposals to allow us to continue to execute on our business and growth strategy in a timely and competitive manner.

The full details of the proposals are set forth below.

PROPOSAL 9—AUTHORIZATION OF ALLOTMENT OF SHARES

Under the U.K. Companies Act 2006, our Board of Directors cannot allot shares in the Company (other than pursuant to an employee share scheme) unless they are authorized to do so by the Company in general meeting. The Board of Directors currently have an existing authority to allot shares in the Company and to grant rights to subscribe for or convert securities into shares in the Company. This authority was granted to the Board of Directors on June 17, 2020 and was in respect of a maximum aggregate nominal amount of £13,023,851.50. This Proposal 9 is an ordinary resolution to seek a new authority, which will replace the existing authority.

Proposal 9 proposes that the Board of Directors are granted authority to allot new shares or to grant rights to subscribe for or to convert any security into shares in the Company up to a maximum aggregate nominal amount of £13,023,851.50. This proposal is consistent with the authorization approved by our shareholders at a general meeting of the Company held June 17, 2020 and includes the same level of limitation as the proposal that was previously approved.

If approved by shareholders, this authority will run for five years and will expire on June 15, 2026.

The Board of Directors have no present intention of exercising this authority, except in relation to the Company’s share incentive schemes, but believe it is in the interests of shareholders for the Board of Directors to have this flexibility to allot shares otherwise than just in relation to the Company’s share incentive schemes should circumstances and their intentions change.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE APPROVAL OF PROPOSAL 9

PROPOSAL 10—DISAPPLICATION OF PRE-EMPTION RIGHTS

Proposal 10 seeks a disapplication of pre-emption rights for cash issues of up to a certain proportion of the Company’s issued ordinary share capital. Our Board of Directors currently has a power to allot shares as if the rights of pre-emption applicable under the U.K. Companies Act did not apply for cash issues. This power was granted to the Directors pursuant to shareholder resolutions passed on June 17, 2020 and was in respect of a maximum aggregate nominal amount of £13,023,851.50.

The Directors have decided to seek a new disapplication of pre-emption rights for cash issues to replace the existing power. Proposal 10 will, if passed, give the Board of Directors power, pursuant to the authority to allot granted by Proposal 9, to allot shares for cash or to grant rights to subscribe for or to convert any security into shares without first offering them to existing shareholders in proportion to their existing holdings up to an aggregate maximum nominal amount of £13,023,851.50.

Proposal 10 will be required to be passed as a special resolution and, if passed, this authority will run for five years and will expire on June 15, 2026.

The Board of Directors have no present intention of exercising this power, except in relation to the Company’s share incentive schemes, but believe it is in the interests of shareholders for the Directors to have this flexibility to allot shares for cash otherwise than just in relation to the Company’s share incentive schemes should circumstances and their intentions change.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE APPROVAL OF PROPOSAL 10

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

BOARD OF DIRECTORS

Directors

Below is a list of our Directors and their positions and ages as of the date of this proxy statement.

Name	Age	Position
James Geraghty	66	Chairman of the Board of Directors
Steven M. Altschuler, M.D.	67	Non-Executive Director
Joanne T. Beck, Ph.D.	60	Non-Executive Director
John T. Curnutte, M.D., Ph.D.	69	Non-Executive Director
Marc Dunoyer	68	Non-Executive Director
Jon Ellis, Ph.D.	54	Non-Executive Director
Bobby Gaspar, M.D., Ph.D.	57	Chief Executive Officer and Director
Charles A. Rowland, Jr.	62	Non-Executive Director
Alicia Secor	58	Non-Executive Director

During the year ended December 31, 2020, there were four full meetings of our Board of Directors. All of our then Directors attended a minimum of 75% of the aggregate of the meetings of the Board of Directors and meetings of the committees of which he or she was a member during 2020.

Director Nominees

The biographical information for Charles A. Rowland, Jr. and Joanne T. Beck, the nominees to our Board of Directors, is provided in “Proposal 1—Re-Election of Charles A. Rowland, Jr. to the Board of Directors” and “Proposal 2—Re-Election of Joanne T. Beck to the Board of Directors,” respectively.

Continuing Directors

Below is biographical information for those directors who are not standing for re-election at this Meeting and who will remain seated following the Meeting.

Steven M. Altschuler, M.D. has been a member of our Board of Directors since January 2020. Dr. Altschuler has served as a Managing Director at Ziff Capital Partners since May 2018 and as an academic healthcare consultant working with multiple health systems since October 2017. He previously served as the Executive Vice President of Health Affairs at the University of Miami and Chief Executive Officer of UHealth-University of Miami Health System from January 2016 to October 2017. From April 2000 to November 2015, he was Chief Executive Officer of Children’s Hospital of Philadelphia (“CHOP”) and The Children’s Hospital of Philadelphia Foundation. Prior to serving as the Chief Executive Officer of CHOP, Dr. Altschuler served in many leadership roles at CHOP including: Division Chief of Gastroenterology, Physician-in-Chief, inaugural holder of the Leonard and Madlyn Abramson Endowed Chair in Pediatrics, and Professor and Chair of the Department of Pediatrics at the Perelman School of Medicine at the University of Pennsylvania, where he was a faculty member from 1985 to 2000. Dr. Altschuler previously served on the board of directors for Mead Johnson Nutrition Company from 2009 through 2017, and on the board of directors of Spark Therapeutics, Inc. from March 2013 until its acquisition by Roche Holding AG in December 2019. Dr. Altschuler has served on the boards of directors of WW International, Inc. since 2012 and is currently a member of its audit committee and compensation and benefits committee, and 89bio, Inc. since March 2020 as its chairman and member of its compensation committee. Dr. Altschuler holds a B.A. in mathematics and an M.D., both from Case Western Reserve University. He completed his pediatric internship and residency at Children’s Hospital Medical Center-Boston and fellowship training in gastroenterology and nutrition at CHOP and the University of Pennsylvania School of Medicine. We believe that Dr. Altschuler is qualified to serve on our Board because of his extensive experience in the medical industry, his service on the boards of directors of other life sciences companies and his extensive leadership experience.

John T. Curnutte, M.D., Ph.D. has been a member of our Board of Directors since August 2019. Dr. Curnutte previously served as Executive Vice President of Research and Development at Portola Pharmaceuticals, Inc., a publicly traded biotechnology company, from February 2011 to May 2019, as Interim Co-President of Portola from June 2018 to August 2018, and has been engaged by Portola as a consultant since May 2019. Since August 2017, Dr. Curnutte has served as a member of the board of directors of Pliant Therapeutics, Inc., a clinical stage biopharmaceutical company. From February 2015 to June 2016, Dr. Curnutte served as a member of the board of directors of Diadexus, Inc., a medical diagnostics company. Previously, Dr. Curnutte served as an independent consultant from April 2010 to January 2011, and as the Chief Executive Officer of 3-V Biosciences, Inc., a biotechnology company, from May 2008 to March 2010. From September 2000 to May 2008, he served as President of Schering-Plough Biopharma, a biopharmaceutical subsidiary of Schering-Plough Corporation, and Senior Vice President of Discovery Research at Schering Plough Research Institute, a pharmaceutical and healthcare company. From August 1993 to September 2000, Dr. Curnutte held various senior management positions at Genentech, Inc. Dr. Curnutte was an adjunct clinical professor of pediatrics at the Stanford University School of Medicine and a member of the medical staff from 1994 to 2013. Dr. Curnutte holds an A.B. in biochemistry and molecular biology from Harvard University and an M.D. and a Ph.D. in biological chemistry from Harvard Medical School. We believe Dr. Curnutte’s extensive experience as a clinician, researcher, and drug development executive in the biotechnology and pharmaceutical industries qualifies him to serve as a member of our Board of Directors.

Marc Dunoyer has been a member of our Board of Directors since June 2018. Since November 2013, Mr. Dunoyer has served as the Chief Financial Officer at AstraZeneca plc, a publicly traded pharmaceutical company. At AstraZeneca, Mr. Dunoyer also held the role of Executive Vice President, Global Portfolio & Product Strategy from June 2013 to October 2013. Additionally, Mr. Dunoyer serves on the board of directors of AstraZeneca. Prior to joining AstraZeneca, from February 2010 to March 2013, Mr. Dunoyer served as the Foundational Global Head of the Rare Diseases unit at GlaxoSmithKline plc, a publicly traded pharmaceutical company. At GSK, Mr. Dunoyer also served on the company’s corporate executive team and previously held the position of President for Asia-Pacific and Japan. Mr. Dunoyer has previously held international positions in operations and general management at Hoechst Marion Roussel, a wholly owned subsidiary of Sanofi S.A., a publicly traded pharmaceutical company, and holds an M.B.A. degree from the Hautes Etudes Commerciales and a Bachelor of Law degree from Paris University. We believe Mr. Dunoyer is qualified to serve on our Board because of his executive experience in our industry.

Bobby Gaspar, M.D., Ph.D. has served as our Chief Executive Officer since March 2020 and as a member of our Board of Directors since February 2016. Prior to serving as our Chief Executive Officer, Dr. Gaspar served as our President of Research, Chief Scientific Officer from January 2020 to March 2020 and as our Chief Scientific Officer since February 2016. Since March 2020, , he has been an honorary professor of pediatrics and immunology at the UCL Great Ormond Street Institute of Child Health and Honorary Consultant in pediatric immunology at Great Ormond Street Hospital, after serving as a professor from October 2007 to March 2020. Dr. Gaspar holds an M.B.B.S. from Kings College London and a Ph.D. from UCL. We believe Dr. Gaspar is qualified to serve on our Board of Directors because of his scientific and industry experience in the field in which we operate.

James A. Geraghty has been chairman of our Board of Directors since May 2018. He also serves as chairman of the boards of directors of publicly traded biopharmaceutical companies Idera Pharmaceuticals and Pieris Pharmaceuticals, and as a member of the boards of directors of publicly traded Voyager Therapeutics and Fulcrum Therapeutics. He served as an Entrepreneur in Residence at Third Rock Ventures, a venture capital firm, from May 2013 to October 2016. Prior to that, Mr. Geraghty served as Senior Vice President, North America Strategy and Business Development at Sanofi S.A., a publicly traded pharmaceutical company, from February 2011 to October 2013. Earlier, he held many roles at Genzyme Corporation from 1992 to 2011, most recently as Senior Vice President of International Development. While at Genzyme, his roles included President of Genzyme Europe and General Manager of Genzyme’s cardiovascular business. Mr. Geraghty was formerly chairman of the board of Juniper Pharmaceuticals, Inc. from June 2015 to August 2018, when it was acquired by Catalent.

Mr. Geraghty holds a B.A. from Georgetown University, an M.S. from the University of Pennsylvania, and a J.D. from Yale Law School. We believe Mr. Geraghty’s experience as a senior executive and on the boards of other life sciences companies qualifies him to serve on our Board.

Alicia Secor has been a member of our Board of Directors since November 2018. Ms. Secor currently serves as President, Chief Executive Officer and a member of the board of directors of Atalanta Therapeutics, Inc. Previously, from August 2016 until its sale to Catalent in August 2018, Ms. Secor served as President and Chief Executive Officer at Juniper Pharmaceuticals, Inc., a diversified public healthcare company. Prior to her role at Juniper, Ms. Secor held several leadership positions in the life sciences industry, including Chief Commercial Officer at Zafgen Inc. from January 2014 to July 2016, Senior Vice President and Chief Operating Officer at Synageva BioPharma Corp, and roles of increasing responsibility at Genzyme, including serving as Vice President and General Manager of the metabolic disease division. Ms. Secor is also a member of the board of directors at GW Pharmaceuticals, plc. and a board member of the Foundation for Prader-Willi Research. She received her B.S. in health administration from the University of New Hampshire and an M.B.A. from Northeastern University. We believe Ms. Secor is qualified to serve on our board because of her experience serving as an officer and director of various publicly traded biotechnology companies.

Directors Departing Office Following the Annual Meeting

Dr. Ellis’ term as director will expire at the AGM, and he will not stand for re-election. Dr. Ellis’ decision not to stand for re-election was not related to any disagreement with the Company on any matter relating to its operations, policies, practices or any issues regarding financial disclosures, accounting or legal matters.

Jon Ellis, Ph.D. has been a member of our Board of Directors since July 2018. Since March 2019, Dr. Ellis has served as the Vice President and Head of Technology Business Development for Pharmaceuticals R&D at GlaxoSmithKline plc, a publicly traded pharmaceutical company. At GSK, Dr. Ellis previously held the roles of Vice President & Head of Science & Technology Licensing for Pharmaceuticals R&D, Vice President & Head of Platforms BD & Academic, Vice President & Head of Platforms BD, Vice President & Head of Biopharmaceuticals BD, as well as the Head of Antibody Engineering and Biopharm Licensing. Prior to joining GSK in 2001, Dr. Ellis worked as a group leader at GlaxoWellcome plc, a former publicly traded pharmaceutical company, from November 1995 to January 2001. Prior to joining GlaxoWellcome in 1995, Dr. Ellis was a Senior Molecular Biologist at Wellcome Foundation Ltd, a former publicly traded pharmaceutical company, from November 1993 to November 1995. Prior to joining Wellcome Foundation in 1993, Dr. Ellis was a staff scientist at Quantum Biosystems Ltd from October 1992 to November 1993. Dr. Ellis holds a B.A. and M.A. from Magdalene College, University of Cambridge, a Ph.D. from the University of Cambridge, and an M.B.A. from Henley Management College. We believe Dr. Ellis is qualified to serve on our board because of his extensive experience in our industry.

CORPORATE GOVERNANCE

Structure of our Board of Directors

The leadership structure of our Board of Directors separates the positions of Chief Executive Officer and Chairman of the Board in order to ensure independent leadership of the Board. Our Board believes that this separation is appropriate for the Company at this time because it allows for a division of responsibilities, with our Chief Executive Officer focused on leading the Company while the Chairman can focus on leading the Board in overseeing management, and for a sharing of ideas between individuals having different perspectives.

Independence of our Board of Directors

Our Board of Directors has determined that all of our directors, other than Bobby Gaspar, our Chief Executive Officer, qualify as “independent” directors in accordance with the independence requirements under the applicable Nasdaq rules as well as applicable rules promulgated by the SEC. Dr. Gaspar is not considered independent because he is an employee of the Company.

Our Board of Directors has made a subjective determination as to each independent director that no relationships exist that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

Our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. All of the committees of our Board of Directors are comprised entirely of directors determined by the Board of Directors to be independent.

Board Oversight of Risk Management

Our management is primarily responsible for assessing and managing risk, while our Board of Directors is responsible for overseeing management’s execution of its responsibilities. Our Board of Directors is supported by its committees in fulfillment of this responsibility. For example, our Audit Committee focuses on our overall financial risk by evaluating our internal controls and disclosure policies as well as ensuring the integrity of our financial statements and periodic reports. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Compensation Committee strives to create incentives that encourage an appropriate level of risk-taking consistent with our business strategy. Our Nominating and Corporate Governance Committee ensures that our governance policies and procedures are appropriate in light of the risks we face. Finally, our Science and Technology Committee reviews our research and development pipeline to ensure that we make well-informed choices and to evaluate our progress in achieving our long-term strategic goals and objectives.

COMMITTEES OF OUR BOARD OF DIRECTORS

Our Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Science and Technology Committee. The charters for each of these committees can be found on our website at www.orchard-tx.com. Each such committee reviews its respective charter at least annually.

Name	Audit	Compensation	Nominating and Corporate Governance	Science and Technology
Steven M. Altschuler, M.D.				X
Joanne T. Beck, Ph.D.		X		X
John T. Curnutte, M.D., Ph.D.			X	Chair
Marc Dunoyer	X		X
Jon Ellis, Ph.D.	X			X
James Geraghty			Chair
Charles A. Rowland, Jr.	Chair	Chair
Alicia Secor		X	X

Audit Committee

Our Audit Committee is currently composed of Mr. Dunoyer, Dr. Ellis and Mr. Rowland, with Mr. Rowland serving as chairman of the committee. Our Board of Directors has determined that each member of the Audit Committee meets the independence requirements of Rule 10A-3 under the Exchange Act and the applicable Nasdaq rules. Our Board of Directors has determined that Mr. Rowland is an “audit committee financial expert” within the meaning of SEC regulations and the applicable Nasdaq rules. The Audit Committee held five meetings during 2020. The Audit Committee’s responsibilities include:

•	recommending the appointment of the independent registered public accounting firm to the general meeting of shareholders;

•	the appointment, compensation, retention and oversight of any accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit services;

•	pre-approving the audit services and non-audit services to be provided by our independent auditor before the auditor is engaged to render such services;

•	evaluating the independent auditor’s qualifications, performance and independence, and presenting its conclusions to the full Board of Directors on at least an annual basis;

•	reviewing the adequacy of our internal controls with management and any remediation plan associated with any significant control deficiencies or material weaknesses;

•	reviewing and discussing with management and our independent registered public accounting firm our financial statements and our financial reporting process; and

•	reviewing, approving or ratifying any related party transactions.

Compensation Committee

Our Compensation Committee is currently composed of Dr. Beck, Mr. Rowland and Ms. Secor, with Mr. Rowland serving as chairman of the committee. Our Board of Directors has determined that each member of the Compensation Committee is “independent” as defined under the applicable Nasdaq rules. The Compensation Committee held ten meetings during 2020. The Compensation Committee’s responsibilities include:

•	identifying, reviewing and proposing policies relevant to the compensation and benefits of our directors and executive officers;

•	evaluating each executive officer’s performance in light of such policies and reporting to the board; and

•	overseeing and administering our employee share option scheme or equity incentive plans in operation from time to time.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee has at any time during the prior three years been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of our Compensation Committee or the compensation committee of any entity that has one or more executive officers serving on our Board of Directors.

Our Board of Directors has delegated to the Compensation Committee the authority to determine the compensation for our executive officers. Non-executive director compensation is recommended by our Compensation Committee to the Board of Directors for approval. Our Chief Executive Officer may participate in general discussions with our Compensation Committee and Board of Directors about these compensation matters but he does not participate in discussions during which his individual compensation is being considered and approved.

In 2020, the Compensation Committee retained the services of Radford, which is part of the Rewards Solutions practice at Aon plc, an independent compensation consultant, to assist the Compensation Committee with respect to compensation actions in 2020 with the goal of ensuring that our compensation arrangements for our Chief Executive Officer, our other senior executive officers and our non-executive directors were competitive. Radford provided data from comparable publicly traded biopharmaceutical companies and otherwise assisted the Compensation Committee in its design of competitive compensation for our Chief Executive Officer, senior executives and non-executive directors. The Compensation Committee expects to continue to use compensation consultants to assist the Compensation Committee in determining competitive levels of executive and non-executive compensation and specific design elements of our executive compensation program and non-executive directors’ compensation program. The Compensation Committee continued to retain Radford through 2020 and 2021 in order to ensure that our compensation arrangements are competitive for 2021. After review and consultation with Radford, the Compensation Committee determined that Radford is independent and that there is no conflict of interest resulting from retaining Radford in 2020 or in 2021. In reaching these conclusions, our Compensation Committee considered the factors set forth in the SEC rules and the applicable Nasdaq rules.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is composed of Dr. Curnutte, Mr. Dunoyer, Mr. Geraghty and Ms. Secor, with Mr. Geraghty serving as chairman of the committee. Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is “independent” as defined under the applicable Nasdaq rules. The Nominating and Corporate Governance Committee held four meetings during 2020. The Nominating and Corporate Governance Committee’s responsibilities include:

•	drawing up selection criteria and appointment procedures for directors;

•	recommending nominees for election to our Board of Directors and its corresponding committees;

•	assessing the functioning of individual members of our Board of Directors and executive officers and reporting the results of such assessment to the Board of Directors; and

•	developing corporate governance guidelines.

The Nominating and Corporate Governance Committee considers candidates for Board of Director membership suggested by its members and the Chief Executive Officer. Additionally, in selecting nominees for directors, the Nominating and Corporate Governance Committee will review candidates recommended by shareholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by our Board of Directors. Any shareholder who wishes to recommend a candidate for consideration by the committee as a nominee for director should follow the procedures described later in this proxy statement under the heading “Additional Information—Shareholder Proposals for 2022 Annual General Meeting.”

Our Board of Directors is responsible for filling vacancies on our Board of Directors and for nominating candidates for election by our shareholders each year in the class of directors whose term expires at the relevant annual general meeting. The Board of Directors delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board of Directors, and of management, will be requested to take part in the process as appropriate.

Director Nomination Process

The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to board members and others for recommendations, including through the use of search firms or other advisors, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by management, recruiters, members of the committee and our board.

Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our Board of Directors. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board of Directors’ approval to fill a vacancy or as director nominees for election to the Board of Directors by our shareholders each year in the class of directors whose term expires at the relevant annual general meeting.

The qualifications, qualities and skills that our Nominating and Corporate Governance Committee believes must be met by a committee-recommended nominee for a position on our Board of Directors are as follows:

•	The nominee shall have experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing.

•	The nominee shall be highly accomplished in his or her respective field, with superior credentials and recognition.

•	The nominee shall be well regarded in the community and shall have a long-term reputation for the high ethical and moral standards.

•	The nominee shall have sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards of directors on which such nominee may serve.

•	To the extent such nominee serves or has previously served on other boards, the nominee shall have a demonstrated history of actively contributing at board meetings.

We have no formal policy regarding board diversity. Our priority in selection of board members is identification of members who will further the interests of our shareholders through consideration of a number of facts and circumstances, including among other things, the skills of the prospective director candidate, his or her depth and breadth of business experience or other background characteristics, his or her independence and the needs of the Board of Directors.

Shareholder Recommendations and Nominees

Our Nominating and Corporate Governance Committee considers both recommendations and nominations for candidates to the Board from shareholders so long as such recommendations and nominations comply with our Articles of Association and applicable laws, including the rules and regulations of the SEC. Shareholders may recommend director nominees for consideration by the Nominating and Corporate Governance Committee by writing to our Company Secretary at the address below, or the Company’s registered office address from time to time, and providing evidence of the shareholder’s ownership of our ordinary shares and/or ADSs, the nominee’s name, home and business address, as well as the nominee’s detailed biographical data and qualifications for board membership, and information regarding any arrangements or understandings between the shareholder and the recommended candidate.

Following verification of the shareholder status of the person submitting the recommendation, all properly submitted recommendations will be promptly brought to the attention of the Nominating and Corporate Governance Committee. Shareholders who desire to nominate persons directly for election to the Board at an annual general meeting of shareholders must meet the deadlines and other requirements set forth under “Additional Information—Shareholder Proposals for 2022 Annual General Meeting.” Any vacancies on the Board of Directors occurring between our annual general meetings of shareholders may be filled by persons selected by a majority of the directors then in office, in which case any director so elected will serve until the next annual general meeting of shareholders when such director will offer himself/herself for re-election, or by persons elected by an ordinary resolution of the shareholders of the Company.

You may write to the Nominating and Corporate Governance Committee at:

c/o John Ilett

Company Secretary

Orchard Therapeutics plc

108 Cannon Street

London EC4N 6EU

United Kingdom

Science and Technology Committee

Our Science and Technology Committee is composed of Dr. Altschuler, Dr. Beck, Dr. Curnutte and Dr. Ellis, with Dr. Curnutte serving as chairman of the committee. Our Board of Directors has determined that each member of the Science and Technology Committee is “independent” as defined under the applicable Nasdaq rules. The Science and Technology Committee held four meetings during 2020. The Science and Technology Committee’s responsibilities include:

•	Reviewing, evaluating, and advising the Board of Directors and management regarding our long-term strategic goals and objectives;

•	Regularly reviewing our research and development pipeline;

•	Reviewing, evaluating, and advising the Board of Directors on the quality and direction of our research and development programs;

•	Monitoring and evaluating trends in research and development, and recommending to the Board of Directors and management emerging technologies for building our technological strength;

•	Recommending approaches to acquiring and maintaining technology positions and advising the Board of Directors and management on the scientific aspects of business development transactions;

•	Assisting the Board of Directors with its oversight responsibility for enterprise risk management in areas affecting our research and development; and

•	Reviewing such other topics as delegated to the Science and Technology Committee from time to time by the Board of Directors.

Director Attendance at Annual General Meeting of Shareholders

Directors are expected to try to attend our annual general meeting of shareholders to the extent practicable. In light of the Covid-19 pandemic and the UK Government’s current guidance regarding social distancing and the prohibition of public gatherings, Directors are not expected to attend the AGM in person.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics applicable to all of our directors, officers, employees and certain designated agents. The Code of Business Conduct and Ethics is available on our website at www.orchard-tx.com. We expect that any amendments to this code or any waivers of its requirements will be disclosed on our website.

Shareholder Communication with the Board of Directors

Any interested party with concerns about our Company may report such concerns to the Board of Directors or the chairman of our Board of Directors and Nominating and Corporate Governance Committee. Communications may be addressed to the entire Board of Directors or to any individual director. All such communications will initially be received and processed by our Company Secretary. Spam, junk mail, advertisements and threatening, hostile, illegal and similar unsuitable communications will not be delivered to the Board. Shareholders can contact members of the Board Directors by writing care of our Company Secretary at the Company’s registered office address.

A copy of any such written communication may also be forwarded to our legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with our legal counsel, with independent advisors, with non-management directors, or with our management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and applying his or her own discretion.

Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.

The Audit Committee oversees the procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. We have also established a toll-free telephone number for the reporting of such activity, which is +1 866-254-3199.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and related footnotes set forth information with respect to the beneficial ownership of our ordinary shares, as of April 9, 2021, by:

•	each beneficial owner of more than 5% of our ordinary shares;

•	each of our named executive officers and directors; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. In computing the number of ordinary shares beneficially owned by a person and the percentage ownership of that person, ordinary shares subject to options, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 9, 2021 are considered outstanding. These ordinary shares, however, are not included in the computation of the percentage ownership of any other person. Applicable percentage ownership is based on 123,756,597 ordinary shares outstanding as of April 9, 2021.

Unless otherwise indicated, the address for each of the shareholders listed in the table below is c/o Orchard Therapeutics plc, 108 Cannon Street, London EC4N 6EU United Kingdom.

	Ordinary Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent
Greater than 5% Shareholders
Glaxo Group Limited(1)	12,445,252	10.1%
Entities affiliated with RA Capital Management(2)	15,530,647	12.5%
Entities affiliated with F-Prime(3)	8,983,475	7.3%
Entities affiliated with Deerfield Management Company(4)	6,949,416	5.6%
Named Executive Officers and Directors
Bobby Gaspar, M.D., Ph.D.(5)	1,327,317	1.1%
Frank Thomas(6)	716,381	*
James A. Geraghty(7)	399,511	*
Steven M. Altschuler, M.D.(8)	22,222	*
Joanne T. Beck, Ph.D.(9)	124,324	*
John T. Curnutte, M.D., Ph.D.(10)	29,062	*
Marc Dunoyer(11)	152,209	*
Jon Ellis, Ph.D.	—	—
Charles A. Rowland, Jr.(12)	127,324	*
Alicia Secor(13)	76,625	*
All Executive Officers and Directors as a Group (10 persons)(14)	2,974,975	2.4%

*	Represents beneficial ownership of less than one percent.
(1)

Based solely on a Form 3 filed with the SEC by GlaxoSmithKline plc on January 2, 2020, consists of 12,445,252 of our ordinary shares. The board of directors of Glaxo Group Limited may be deemed to share voting and investment authority over the shares held by Glaxo Group Limited. The address of Glaxo Group Limited is 980 Great West Road, Brentford, Middlesex, London TW8 9GS, UK.

(2)

Based on information provided by the shareholder. Consists of (i) 12,315,213 shares and (ii) 3,215,434 non-voting ordinary shares held by RA Capital Healthcare Fund, L.P. (the “Fund”). The non-voting ordinary shares may be redesignated as ordinary shares at the election of the Fund, (i) within three business days if the Fund, together with its affiliates and any other persons acting as a group together, would beneficially own no more than 9.99% of the ordinary shares outstanding, or (ii) no earlier than 61 calendar days following the election. RA Capital Healthcare Fund GP, LLC is the general partner of the Fund. The general partner of RA Capital Management, L.P. (“RA Capital”) is RA Capital Management GP, LLC, of which Dr. Kolchinsky and Mr. Shah are the controlling persons. RA Capital serves as investment adviser for the Fund and may be deemed a beneficial owner, for purposes of Section 13(d) of the Securities Exchange Act of 1934 (the “Act”), of any securities of the Issuer held by the Fund. The Fund has delegated to RA Capital the sole power to vote and the sole power to dispose of all securities held in the Fund’s portfolio, including the shares of the Issuer reported herein. Because the Fund has divested voting and investment power over the reported securities it holds and may not revoke that delegation on less than 61 days’ notice, the Fund disclaims beneficial ownership of the securities it holds for purposes of Section 13(d) of the Act and therefore disclaim any obligation to report ownership of the reported securities under Section 13(d) of the Act. As managers of RA Capital, Dr. Kolchinsky and Mr. Shah may be deemed beneficial owners, for purposes of Section 13(d) of the Act, of any securities of the Issuer beneficially owned by RA Capital. RA Capital, Dr. Kolchinsky, and Mr. Shah disclaim beneficial ownership of the securities reported in this Resale Registration Statement (the “Statement”) other than for the purpose of determining their obligations under Section 13(d) of the Act, and the filing of the Statement shall not be deemed an admission that either RA Capital, Dr. Kolchinsky, or Mr. Shah is the beneficial owner of such securities for any other purpose. The Fund’s address is 200 Berkeley Street, 18th Floor, Boston, MA 02116.
(3)

Based solely on a Schedule 13G filed with the SEC by FMR LLC on March 16, 2021, consists of 8,983,475 of our ordinary shares and ADSs beneficially owned by FMR LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of these entities is 245 Summer Street, Boston, MA 02210.

(4)

Based solely on a Schedule 13G/A filed jointly with the SEC on February 12, 2021 by Deerfield Mgmt, L.P., Deerfield Mgmt III, L.P.; Deerfield Mgmt IV, L.P.; Deerfield Management Company, L.P.; Deerfield Special Situations Fund, L.P.; Deerfield Partners, L.P.; Deerfield Private Design Fund III, L.P.; Deerfield Private Design Fund IV, L.P.; and James E. Flynn reflecting information as of December 31, 2020, consists of (i) 3,474,708 of our ADSs held by Deerfield Private Design Fund III, L.P.; and (ii) 3,474,708 of our ordinary shares and ADSs held by Deerfield Private Design Fund IV, L.P. Deerfield Mgmt, L.P. is the general partner of Deerfield Special Situations Fund, L.P and Deerfield Partners, L.P. Deerfield Mgmt III, L.P. is the general partner of Deerfield Private Design Fund III, L.P. Deerfield Mgmt IV, L.P. is the general partner of Deerfield Private Design Fund IV, L.P. (collectively with Deerfield Special Situations Fund, L.P. and Deerfield Private Design Fund III, L.P., the “Deerfield Funds”). Deerfield Management Company, L.P. is the investment advisor of each of the Deerfield Funds. Mr. James E. Flynn is the sole member of the general partner of each of Deerfield Mgmt, L.P., Deerfield Mgmt III, L.P., Deerfield Mgmt. IV, L.P. and Deerfield Management Company, L.P. Deerfield Mgmt, L.P. may be deemed to beneficially own the shares held by Deerfield Special Situations Fund, L.P. and Deerfield Partners, L.P. Deerfield Mgmt III, L.P. may be deemed to beneficially own the shares held by Deerfield Private Design III, L.P. Deerfield Mgmt IV, L.P. may be deemed to beneficially own the shares held by Deerfield Private Design Fund IV, L.P. Each of Deerfield Management Company, L.P. and Mr. James E. Flynn may be deemed to beneficially own the securities held by the Deerfield Funds. The address of the Deerfield Funds is 780 Third Avenue, 37th Floor, New York, NY 10017.

(5)

Consists of (i) 351,158 of our ordinary shares, (ii) 2,000 of our ordinary shares held by Dr. Gaspar’s child, (iii) 2,000 of our ordinary shares held by another of Dr. Gaspar’s children and (iv) 972,159 of our ordinary shares issuable upon exercise of options within 60 days of April 9, 2021. Dr. Gaspar may be deemed to have voting and investment power of shares held by his children.
(6)	Consists of (i) 42,081 of our ordinary shares and ADSs and (ii) 674,300 of our ordinary shares issuable upon exercise of options within 60 days of April 9, 2021.
(7)	Consists of (i) 44,391 of our ordinary shares and ADSs and (ii) 355,120 ordinary shares issuable upon exercise of options within 60 days of April 9, 2021.
(8)	Consists of 22,222 of our ordinary shares issuable upon exercise of options within 60 days of April 9, 2021.
(9)	Consists of (i) 9,294 of our ordinary shares and ADSs and (ii) 115,030 of our ordinary shares issuable upon exercise of options within 60 days of April 9, 2021.
(10)	Consists of 29,062 of our ordinary shares issuable upon exercise of options within 60 days of April 9, 2021.
(11)	Consists of (i) 37,179 of our ordinary shares and ADSs and (ii) 115,030 of our ordinary shares issuable upon exercise of options within 60 days of April 9, 2021.
(12)	Consists of (i) 12,294 of our ordinary shares and ADSs and (ii) 115,030 of our ordinary shares issuable upon exercise of options within 60 days of April 9, 2021.
(13)	Consists of 76,625 of our ordinary shares issuable upon exercise of options within 60 days of April 9, 20210.
(14)	Includes an aggregate of 2,474,578 of our ordinary shares issuable upon exercise of options within 60 days of April 9, 2021.

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

Other than the compensation arrangements described below under the sections “Director Compensation” and “Compensation Discussion and Analysis” and the transactions described below, in the period from January 1, 2019 through the date of this proxy statement, we were not a party to any transactions between us and certain “related persons”, which are generally considered to be our executive officers, directors, director nominees or 5% shareholders, or their immediate family members.

Investment and Shareholders’ Agreement

We are party to an investment and shareholders’ agreement with certain of our shareholders, pursuant to which certain of our shareholders, including certain holders with beneficial ownership of five percent or more of our ordinary shares, have the right to demand that we file a registration statement for their ordinary shares or request that their ordinary shares be covered by a registration statement that we are otherwise filing.

Private Placement

In February 2021, we entered into a securities purchase agreement (the “Purchase Agreement”) with the purchasers named therein, pursuant to which we sold (i) 20,900,321 ordinary shares, nominal value £0.10 per share at a purchase price of $6.22 per share and (ii) 3,215,434 Non-Voting Ordinary Shares, nominal value £0.10 per share at a purchase price of $6.22 per share, for aggregate gross proceeds of approximately $150 million. RA Capital Healthcare Fund, L.P. purchased 3,215,434 Non-Voting Ordinary Shares for an aggregate purchase price of approximately $20 million. Pursuant to the Purchase Agreement, we filed a Registration Statement on Form S-3 (File No. 333-255127) with the SEC, which was automatically effective upon its filing on April 8, 2021.

Stable Cell Line Agreement with GSK

In July 2020 we entered into two worldwide royalty-bearing license agreements with an affiliate, GlaxoSmithKline plc (GSK) for use of their lentiviral stable cell line technology for our program OTL-103 for Wiskott Aldrich Syndrome (WAS) and OTL-300 for beta-thalessemia (TDT). Under the terms of the agreements, Orchard agreed to pay £1.0 million in upfront payments to access the technology. The agreement also calls for a £0.3 million payment upon approval of OTL-103 in the United States or Europe. The agreement also calls for low-single digit tiered royalties on net sales for each indication.

Indemnification agreements

We have entered into a deed of indemnity with each of our directors and executive officers. These agreements and our Articles of Association require us to indemnify our directors and executive officers to the fullest extent permitted by law. We also maintain appropriate directors’ and officers’ liability insurance (including ensuring that premiums are properly paid) for their benefit for so long as any claims may lawfully be brought against them.

Related Person Transactions Policy

We have adopted a written related person transactions policy that such transactions must be approved by our Audit Committee. Pursuant to this policy, the Audit Committee has the primary responsibility for reviewing and approving or disapproving “related person transactions,” which are transactions between us and related persons in which the related person has a direct or indirect material interest. For purposes of this policy, a related person will be defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of any class of our voting securities, and their immediate family members.

DIRECTOR COMPENSATION

Our Board of Directors adopted a non-employee director compensation policy that is designed to enable us to attract and retain, on a long-term basis, highly qualified non-employee directors. The following table describes the annual cash compensation applicable to each role performed by Non-Executive Directors for the fiscal year ended December 31, 2020, and the changes to annual cash compensation applicable to each role effective April 1, 2021.

	2020 Cash Compensation	2021 Cash Compensation
Board of Directors	$45,000	$45,000
Chairman (additional retainer)	$40,000	$40,000
Audit Committee Chair	$18,000	$18,000
Compensation Committee Chair (additional retainer)	$15,000	$15,000
Nominating and Corporate Governance Committee Chair (additional retainer)	$10,000	$10,000
Science and Technology Committee Chair (additional retainer)	$10,000	$10,000
Audit Committee member/non-Chair (additional retainer)	$9,000	$9,000
Compensation Committee member/non-Chair (additional retainer)	$7,500	$7,500
Nominating and Corporate Governance Committee member/non-Chair (additional retainer)	$5,000	$5,000
Science and Technology Committee member/non-Chair (additional retainer)	$5,000	$7,500

In addition, each non-employee director will be granted an initial, one-time equity award of 57,500 share options upon his or her election to the Board of Directors, which vests in equal monthly installments over a three year period, subject to the director’s continued service through such vesting date(s). On the date of each annual general meeting of shareholders of the Company, each continuing non-employee director, other than a director receiving an initial award, will receive an annual equity award of 40,000 share options, which will vest in full upon the earlier to occur of the first anniversary of the date of grant or the date of our next annual general meeting of shareholders, subject to continued service as a director through such vesting date.

Deeds of Indemnification

We do not have any third-party indemnification provisions in place for the benefit of one or more of our directors. However, we agree to use all reasonable endeavors to provide and maintain appropriate directors’ and officers’ liability insurance (including ensuring that premiums are properly paid) for their benefit for so long as any claims may lawfully be brought against them.

Non-Executive Director Appointment Letters

We have entered into letters of appointment with each of our Non-Executive Directors. These letters set forth the main terms on which each of our Non-Executive Directors serve on our Board of Directors. Continued appointment under the letter is contingent on continued satisfactory performance as a member of the Board of Directors and as a member of a committee, if applicable, as well as being re-elected at the annual general meetings in accordance with our Articles of Association. The appointment may be terminated by the Company or the Non-Executive Director with not less than three months’ prior written notice. Upon termination, the Non-Executive Director is only entitled to a pro-rata amount of the annual fee (if applicable) that is outstanding and payable up to the date of termination, and reimbursement in the normal way of any expenses properly incurred before that date.

DIRECTOR COMPENSATION TABLE

Under our Directors’ Remuneration Policy, the Board has the discretion to pay cash fees to our Non-Executive Directors for their Board and committee service. Our compensation arrangements for Non-Executive Directors during 2020, as set forth in our Non-Employee Director Compensation Policy, comprised an award of a fixed number of share options plus cash payment. The table below shows the compensation paid to our Non-Executive Directors during the year ended December 31, 2020. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to any of our Non-Executive Directors in 2020. We also reimburse all reasonable out-of-pocket expenses incurred by directors for their attendance at meetings of our Board of Directors or any committee thereof.

Neither Dr. Gaspar, our Chief Executive Officer, nor Mr. Rothera, our former President and Chief Executive Officer, received any compensation for his service as a member of our Board of Directors in 2020.

	Fees earned or paid in cash ($)	Option Awards ($)(1)	Total
Steven Altschuler(2)	47,200	541,800	589,000
Joanne Beck(3)	58,000	167,200	225,200
Marc Dunoyer(4)	59,500	167,200	226,700
Jon Ellis(5)	—	—	—
James Geraghty(6)	95,800	167,200	263,000
Charles Rowland(7)	78,700	167,200	245,900
Alicia Secor(8)	53,000	167,200	220,200
John Curnutte(9)	60,500	167,200	227,700

(1)

The amounts reported represent the aggregate grant date fair value of the option awards granted during 2020 as computed in accordance with FASB ASC 718. The assumptions used in calculating the grant date fair value are set forth in the notes to our consolidated financial statements included in Note 13 of our audited consolidated financial statements for the year ended December 31, 2020 included in our Annual Report on Form 10-K, filed with the SEC on March 2, 2021. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the directors.

(2)	Dr. Altschuler was appointed to the Board of Directors on February 3, 2020. As of December 31, 2020, Dr. Altschuler held unexercised options to purchase 85,000 ordinary shares.
(3)	As of December 31, 2020, Dr. Beck held unexercised options to purchase 150,030 ordinary shares.
(4)	As of December 31, 2020, Mr. Dunoyer held unexercised options to purchase 150,030 ordinary shares.
(5)

In October 2018, we entered into a director nomination agreement with Glaxo Group Limited, or GSK, pursuant to which we agreed to nominate and appoint to our Board of Directors a designee of GSK, initially Dr. Ellis, during the period commencing upon our IPO until such time as we obtain marketing approval and commercially launch OTL-200 for metachromatic leukodystrophy (“MLD”). Dr. Ellis does not receive cash or equity compensation from us for his service on our Board of Directors. In April 2021, GSK waived its right to nominate a member of our Board of Directors under such director nomination agreement and gave the Company notice that it intended to terminate such agreement, effective upon the conclusion of the AGM.

(6)	As of December 31, 2020, Mr. Geraghty held unexercised options to purchase 390,120 ordinary shares.
(7)	As of December 31, 2020, Mr. Rowland held unexercised options to purchase 150,030 ordinary shares.
(8)	As of December 31, 2020, Ms. Secor held unexercised options to purchase 120,000 ordinary shares.
(9)	As of December 31, 2020, Dr. Curnutte held unexercised options to purchase 85,000 ordinary shares.

EXECUTIVE OFFICERS OF THE COMPANY

Below is a list of our executive officers and their positions and ages as of the date of this proxy statement. There are no family relationships between any of our executive officers, and there is no arrangement or understanding between any executive officer and any other person pursuant to which the executive officer was selected.

Name	Age	Position
Bobby Gaspar, M.D., Ph.D.	57	Chief Executive Officer
Frank Thomas	51	President and Chief Operating Officer

Bobby Gaspar, M.D., Ph.D. For biographical information regarding Dr. Gaspar, please refer to “Board of Directors and Corporate Governance”.

Frank E. Thomas has served as our President and Chief Operating Officer since March 2020. He previously served as our Chief Operating Officer and Chief Financial Officer from January 2020 to March 2020 and as our Chief Financial Officer and Chief Business Officer from January 2018 through December 2019. Prior to Orchard, Mr. Thomas served as President and Chief Operating Officer of AMAG Pharmaceuticals, Inc., a publicly traded, specialty pharmaceutical company, from April 2015 to April 2017, as AMAG’s Executive Vice President and Chief Operating Officer from May 2012 through April 2015 and as Executive Vice President, Chief Financial Officer and Treasurer from August 2011 through May 2012. Prior to AMAG, he served as Senior Vice President, Chief Operating Officer and Chief Financial Officer for Molecular Biometrics, Inc., a commercial stage medical diagnostics company, from October 2008 to July 2011. Prior to Molecular Biometrics, Mr. Thomas spent four years at Critical Therapeutics, Inc., a public biopharmaceutical company, where he served as President and Chief Executive Officer and a member of the board of directors from 2006 to 2008 and Senior Vice President and Chief Financial Officer from 2004 to 2006. Prior to 2004, Mr. Thomas served as the Chief Financial Officer and Vice President of Finance and Investor Relations at Esperion Therapeutics, Inc., a public biopharmaceutical company. Since May 2020, Mr. Thomas has served on the board of directors of Larimar Therapeutics, a publicly traded, clinical-stage biotechnology company that completed a merger with Zafgen, Inc. where Mr. Thomas had previously served on the board of directors since June 2014. Since July 2017, Mr. Thomas has served on the board of directors of Spero Therapeutics, Inc., a publicly traded biopharmaceutical company. Mr. Thomas was a member of the board of directors of the Massachusetts Biotechnology Council from 2007 to 2015. Mr. Thomas holds a B.B.A. from the University of Michigan, Ann Arbor.

NAMED EXECUTIVE OFFICER COMPENSATION

This section provides an overview of the compensation awarded to, earned by, or paid to our named executive officers in respect of their service to us for our fiscal year ended December 31, 2020. Our named executive officers are:

•	Bobby Gaspar, Chief Executive Officer

•	Frank Thomas, President & Chief Operating Officer

•	Mark Rothera, Former Chief Executive Officer

2020 Summary Compensation Table

The following table provides information regarding the total compensation for services rendered in all capacities that was earned during the fiscal year indicated by our named executive officers for fiscal years 2020 and 2019.

Name	Year	Salary(1)	Bonus	Stock Awards(2)	Option Awards(3)(4)	Non-Equity Incentive Plan Compensation(5)	All Other Compensation	Total
Bobby Gaspar	2020	542,513	—	0	3,070,610	169,897	—	3,783,020
Chief Executive Officer (6)	2019	344,348	—	0	401,260	175,125	—	920,733

Frank Thomas President & COO	2020	469,693	—	—	2,399,615	105,750	10,738 (7)	2,985,796
	2019	430,043	—	0	802,520	250,000	11,200	1,493,763

Mark Rothera(6) Former CEO	2020	160,236	—	—	2,432,307	—	585,465(8)	3,178,008
	2019	525,350	—	—	3,330,458	369,208	87,973	4,312,989

(1)	Dr. Gaspar was appointed CEO on March 18, 2020, at which time his salary was increased to £440,000 from £356,700.
(2)

In accordance with SEC rules, the grant date fair value to be reported for restricted share units subject to performance-based vesting (“PSUs”) in the Stock Awards column is calculated in accordance with the provisions of FASB ASC Topic 718 based on the probable outcome of the performance condition as of the grant date. We determined that as of the date of the grant of the PSU award granted to Dr. Gaspar in 2020, it was not probable, as defined under applicable accounting guidance, that the performance conditions would be achieved and assigned a grant date fair value of $0 in the Stock Awards column for 2020. However, if we had determined that as of the date of grant it was probable that the performance conditions would be achieved at maximum levels, we would have assigned a grant date fair value of $1,366,950. Details of this valuation are included in Note 13 of our audited consolidated financial statements for the year ended December 31, 2020 included in our Annual Report on Form 10-K, filed with the SEC on March 2, 2021. We determined that as of the date of the grant of the PSU awards to Mr. Rothera in 2018 and Mr. Thomas and Dr. Gaspar in 2019, it was not probable, as defined under applicable accounting guidance, that the performance condition would be achieved and assigned a grant date fair value of $0 in the Stock Awards column for 2019, in the case of Mr. Thomas and Dr. Gaspar, based on this evaluation. The assumptions we used in calculating these amounts are included in Note 13 of our audited consolidated financial statements for the year ended December 31, 2020 included in our Annual Report on Form 10-K, filed with the SEC on March 2, 2021. However, if we had determined that as of the applicable date of the grant it was probable that the performance conditions would be achieved at maximum levels, we would have assigned a grant date fair value of $357,440 and $209,438, respectively, for the PSU awards to Mr. Thomas and Dr. Gaspar, respectively, in the Stock Awards column for 2019, measured based on the closing price of our ADSs on the date of grant.

(3)

The amounts reported in the Option Awards column represent the aggregate grant date fair value for the fiscal years ended December 31, 2020, and 2019 of grants of time-based share options to each of the NEOs, calculated in accordance with the provisions of FASB ASC Topic 718. The assumptions we used in calculating these amounts are included in Note 13 of our audited consolidated financial statements for the year ended December 31, 2020 included in our Annual Report on Form 10-K, filed with the SEC on March 2, 2021. The amounts reported in the Summary Compensation Table for these time-based option awards may not represent the amounts that the NEOs will actually realize from the awards.

(4)

Amounts reported in this column for Mr. Rothera in 2020 include the incremental fair value of $2,432,307 associated with the accelerated vesting of time-based equity awards held by Mr. Rothera that would have vested had Mr. Rothera remained employed with us for an additional 12 months following March 17, 2020.

(5)

The amounts reported in the Non-Equity Incentive Plan Compensation column reflect the annual cash incentive bonus earned by the NEOs for each respective year. The annual cash incentive bonuses were paid in the first quarter of the calendar year following the year to which the cash bonus relates.

(6)

A portion of Mr. Rothera’s salary was paid in British Pounds and all of Dr. Gaspar’s cash compensation was paid in British Pounds. Amounts paid in British Pounds have been converted to USD at an exchange rate of 1 British Pound to 1.2678 USD in 2018, 1 British Pound to 1.3118 USD in 2019 and 1 British Pound to 1.2781 USD in 2020 based upon the exchange rate as of December 31 in each applicable year.

(7)	The amount reported represents a Company matching contribution under our 401(k) plan.
(8)

The amount reported includes (i) $543,298 in cash severance pay, including salary continuation, a pro-rated bonus amount, payments in lieu of untaken vacation, outplacement benefits and tax and legal expenses (ii) housing/ relocation benefits, $11,520 (iii) $19,247 in healthcare benefits under COBRA; (iv) $11,400 matching contribution under our 401(k) plan.

Narrative to Summary Compensation Table

2020 Base Salary and Bonus

On March 18, 2020, Dr. Gaspar was promoted to Chief Executive Officer and Mr. Thomas was promoted to President and Chief Operating Officer. In connection with the promotions of Dr. Gaspar and Mr. Thomas, Dr. Gaspar’s annual base salary was increased to £440,000 and his target annual bonus opportunity was increased to 60% of his base salary. Mr. Thomas’s salary was unchanged as a result of this promotion and his target annual bonus opportunity was increased to 45% of his base salary.

At the end of the year, the Committee assessed 2020 performance against our stated corporate objectives, which include objectives in the areas of:

i. transitioning our lead programs into approved therapies;

ii. building a world-leading gene therapy pipeline;

iii. generating a competitive advantage with our CMC platform; and

iv. financial targets positioning the Company for a strong commercial launch.

The Committee’s assessment of the performance against these objectives results in a performance score of 100% which provided for a bonus of 60% of base salary for Mr. Gaspar and 45% for Mr. Thomas. The Compensation Committee exercised its discretion to reduce the cash payout of executive bonuses to 50% of each such executive’s target bonus. The Compensation Committee made the decision to reduce the cash payment of executive bonuses and deliver only one half in cash so that the remaining balance of these bonuses could be added to the all employee bonus pool to facilitate increased bonus awards within the Company

2020 Equity-Based Compensation

Dr. Gaspar and Mr. Thomas were each granted options to purchase 200,000 ordinary shares on January 2, 2020. In relation to their respective promotions, Dr. Gaspar was awarded a further 300,000 and Mr. Thomas 150,000 on

April 1, 2020. Each of the foregoing options will vest in equal monthly installments over four years commencing on the grant.

Dr. Gaspar was awarded a CEO Award consisting of 195,000 PSUs, effective April 1, 2020. This PSU award vests as follows: 1/3 of the PSUs will vest on each of the first three of specific clinical and regulatory milestones achieved, subject to Dr. Gaspar remaining an employee of the Company on the date of achievement and provided that in each case the milestone is achieved on or before January 2, 2024.

Employment Agreements

Bobby Gaspar

In May 2019, we entered into an amendment to Dr. Gaspar’s January 2018 employment agreement in connection with his continued employment as our Chief Scientific Officer. Dr. Gaspar was promoted to Chief Executive Officer on March 18, 2020.

On appointment to CEO, Dr. Gaspar’s base salary was increased to £440,000. In addition, Dr. Gaspar is entitled to participate in our executive variable cash compensation program at an initial annual target variable cash compensation payment. For 2020 this target amount was 60% of his base salary, with the actual amount to be determined in the discretion of the Compensation Committee based on the Company’s performance and the individual performance of Dr. Gaspar. Dr. Gaspar is also eligible to participate in all of our employee benefit plans and programs that are generally available to our U.K. employees.

Upon a termination of Dr. Gaspar’s employment without cause or for good reason that does not occur within the 12-month period following a change in control (the “Change in Control Period”), Dr. Gaspar will be entitled to severance pay and benefits as follows:

•

in the case of a termination for good reason, salary continuation for a period of nine months following his termination of employment; provided that, in the case of a termination without cause, Dr. Gaspar shall be entitled to six months’ written notice of his termination (or payment in lieu of such notice) and salary continuation for an additional three months;

•

the amount of any annual cash incentive compensation for the year prior to the year in which Dr. Gaspar’s employment terminates, to the extent that it has not already been paid and otherwise would have been earned had Dr. Gaspar remained employed through the payment date;

•	continued health, long-term disability and other insurance programs for up to nine months; and

•	up to £15,000 in outplacement benefits.

In the event Dr. Gaspar’s employment is terminated without cause or if he resigns his position for good reason in the Change in Control Period, in lieu of the payments and benefits described above, he will be entitled to receive:

•

in the case of a termination for good reason, a lump sum payment equal to 12 months of his base salary; provided that, in the case of a termination without cause, Dr. Gaspar shall be entitled to receive six months’ written notice of his termination (or payment in lieu of such notice), plus an amount equal to six months of his base salary;

•	the amount of Dr. Gaspar’s target annual incentive compensation for the year in which Dr. Gaspar’s employment terminates;

•	continued health, long-term disability and other insurance programs for up to 12 months;

•	up to £15,000 in outplacement benefits; and

•	accelerated vesting of all unvested equity awards.

All severance payments and benefits under Dr. Gaspar’s employment agreement are subject to the execution of a separation and release agreement by Dr. Gaspar containing, among other provisions, a general release of claims in favor of us.

Frank Thomas

In September 2019, we entered into an employment agreement with Mr. Thomas in connection with his continued employment as our Chief Financial Officer and Chief Business Officer, which supersedes his prior employment agreement with our U.K. subsidiary entered into in 2018. Mr. Thomas was promoted to President and Chief Operating Officer on March 18, 2020.

Mr. Thomas’s employment agreement provides for an initial base salary of $430,090, which is subject to annual review and redetermination. This salary was increased to $470,000, effective January 1, 2020. In addition, Mr. Thomas is entitled to participate in our executive variable cash compensation program. For 2020 Mr. Thomas’ annual target variable cash compensation payment of 45% of his base salary. This will increase to 50% for 2021. The actual amount to be determined in the discretion of the Compensation Committee based on the Company’s performance and the individual performance of Mr. Thomas. Mr. Thomas is also eligible to participate in all of our generally-available employee benefit plans and programs in effect from time to time.

Upon a termination of Mr. Thomas’s employment without cause or for good reason that does not occur within the Change in Control Period, Mr. Thomas will be entitled to severance pay and benefits as follows:

•	salary continuation for a period of nine months following his termination of employment;

•

the amount of any annual cash incentive compensation for the year prior to the year in which Mr. Thomas’s employment terminates, to the extent that it has not already been paid and otherwise would have been earned had Mr. Thomas remained employed through the payment date;

•	continued health insurance coverage for up to nine months; and

•	up to $20,000 in outplacement benefits.

In the event Mr. Thomas’s employment is terminated without cause or if he resigns his position for good reason in the Change in Control Period, in lieu of the payments and benefits described above, he will be entitled to receive:

•	a lump sum payment equal to the sum of (a) 12 months of his annual base salary and (b) 1 times his target annual cash compensation;

•	continued health insurance coverage for up to 12 months;

•	accelerated vesting of all unvested equity awards; and

•	up to $20,000 in outplacement benefits.

All severance payments and benefits under Mr. Thomas’s employment agreement are subject to the execution of a separation and release agreement by Mr. Thomas containing, among other provisions, a general release of claims in favor of us.

In the event that any payments made to Mr. Thomas in connection with a change in control or termination would be subject to the excise tax imposed by Section 4999, the payments to Mr. Thomas would be reduced to the maximum amount that can be paid without the imposition of an excise tax under Section 4999, but only if such reduction provides a higher benefit on an after-tax basis to Mr. Thomas. The employment agreement does not provide for any tax gross-up payments.

Rothera Separation Agreement

On March 17, 2020, we entered into a Separation Agreement and Release with Mr. Rothera which provided, among other things, that Mr. Rothera will receive (i) salary continuation for 12 months, provided that Mr. Rothera has not breached any of his continuing obligations, (ii) a pro-rated bonus representing Mr. Rothera’s 50% target bonus for 2020, (iii) reimbursement of COBRA premiums for health benefit coverage for up to 12 months, in an amount equal to the monthly employer contribution that we would have made to provide health insurance to Mr. Rothera had he remained employed with us, (iv) $15,000 in outplacement benefits, and (v) reimbursement of legal fees up to $5,000 and tax assistance up to $7,500. Additionally, all time-based equity awards held by Mr. Rothera that would have vested had Mr. Rothera remained employed with us for an additional 12 months following March 17, 2020 immediately vested and became fully exercisable or non-forfeitable. In addition, any vested options remained exercisable until the earlier of (a) the original expiration date for such vested awards or (b) 12 months after the date of his separation. The unvested options held by Mr. Rothera at the time of his separation were not to be exercisable, unless a change of control of the Company occurred within three months of Mr. Rothera’s separation. The unvested portion of his options have been terminated and all of his PSUs have been forfeited.

Outstanding Equity Awards at Fiscal Year-End

		Option Awards				Stock Awards
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not vested (#)	Equity Incentive Plan Awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
(a)		(b)	(c)	(e)	(f)	(i)	(j)
Bobby Gaspar	1/2/2016 (2)	597,867	0	$0.00002	9/13/2026
	2/7/2018 (3)	28,344	11,671	$0.00002	2/6/2028
	9/13/2018	54,236	42,184	$0.00002	9/12/2028
	1/16/2019	23,958	26,042	$12.54	1/15/2029
	1/2/2020	45,833	154,167	$13.58	01/01/2030
	4/1/2020	50,000	250,000	$7.05	3/31/2030
						18,750(5)	81,000
						195,000 (6)	842,400

Frank Thomas	2/07/2018(4)	301,802	134,383	$2.44	2/6/2028
	9/13/2018	103,630	80,599	$9.06	9/12/2028
	1/16/2019	47,916	52,084	$12.54	1/15/2029
	1/2/2020	45,833	154,167	$13.58	1/1/2030
	4/1/2020	25,000	125,000	$7.05	3/31/2030
						32,000(5)	138,240

Mark Rothera (7)	10/26/2017	752,000	0	$2.44	3/17/2021
	2/7/2018	336,612	0	$2.44	3/17/2021
	9/13/2018	235,405	0	$9.06	3/17/2021
	1/16/2019	224,791	0	$12.54	3/17/2021

(1)

All share option awards were granted with a ten-year term and, unless otherwise noted, vest in 48 equal monthly installments following the vesting commencement date, subject to a continuous service relationship through each vesting date.

(2)

150,697 shares subject to this option vested on February 1, 2017 and the remaining shares vest in equal monthly installments over the three years thereafter, subject to a continuous service relationship through each vesting date.

(3)

10,004 shares subject to this option vested on February 7, 2019 and the remaining shares vest in equal monthly installments over the three years thereafter, subject to a continuous service relationship through each vesting date

(4)

124,407 shares subject to this option vested on January 15, 2019 and the remaining shares vest in equal monthly installments over the three years thereafter, subject to a continuous service relationship through each vesting date.

(5)

These PSU awards will vest upon achievement of specified performance milestones. 1/3rd of the shares subject to the PSUs vested and were delivered on January 11, 2021 following the approval of Libmeldy by the European Commission. The market value of PSUs that have not vested is based on the number of unvested PSUs outstanding as of December 31, 2020, multiplied by $4.32, which was the closing price of our ADSs on The Nasdaq Global Select Market on December 31, 2020.

(6)

These PSU awards will vest upon achievement of specified clinical and regulatory milestones. The award vests on January 2, 2024 as to 1/3 of the award for each of the first three to occur of four milestones, if each such milestone is achieved by the Company on or before December 31, 2023 and Dr. Gaspar remains continuously employed with the Company through January 2, 2024.

(7)

All time-based equity awards held by Mr. Rothera that would have vested had Mr. Rothera remained employed with us for an additional 12 months following March 17, 2020 immediately vested and became fully exercisable or non-forfeitable as of his termination of employment in March 2020. In addition, any vested options remained exercisable until the earlier of (a) the original expiration date for such vested awards or (b) 12 months after the date of his separation. All of these awards, to the extent unexercised, will expire on March 17, 2021.

Prohibition on Hedging and/or Pledging our Common Stock

We prohibit our executives and directors from engaging in short sales of Company securities; purchasing or selling puts, calls or other derivative securities based on our securities; and entering into hedging transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds.

Securities Authorized for Issuance under Equity Compensation Plans

Equity Compensation Plans

The following table sets forth information as of December 31, 2020 regarding ordinary shares that may be issued under our equity compensation plans:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (#)(a) (2)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b) (3)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(c) (1)
Equity compensation plans approved by security holders(1)	14,539,643	$7.96	9,081,797
Equity compensation plans not approved by security holders	—	—	—
Total	14,539,643	$7.96	9,081,797

(1)

Consists of our 2018 Share Option and Incentive Plan (“2018 Plan”), 2016 Share Option Plan (“2016 Plan”), 2018 Employee Share Purchase Plan (the “ESPP”), and the 2020 Inducement Equity Plan (the “Inducement Plan”). Following our initial public offering, we have not and will not grant any awards under our 2016 Plan, but all outstanding awards under the 2016 Plan will continue to be governed by their existing terms. The shares underlying any awards granted under the 2016 Plan or 2018 Plan that are forfeited, canceled, reacquired by us prior to vesting, satisfied without the issuance of shares, or otherwise terminated (other than by exercise) and the shares that are withheld upon exercise of an option or settlement of such award to cover the exercise price or tax withholding will be added to the shares available for issuance under the 2018 Plan.

(2)	Includes 644,000 shares subject to restricted share units that will entitle the holder to one share for each unit that vests and is settled.
(3)

The calculation does not take into account the 644,000 shares subject to outstanding restricted share units. Such shares will be issued at the time the restricted share units vest and settle, without any cash consideration payable for those shares.

(4)

Consists of shares available for future issuance under the ESPP, the 2018 Plan, and the Inducement Plan. As of December 31, 2020, 1,470,104 shares were available for issuance under the ESPP, 6,611,693 shares were available for issuance under the 2018 Plan, and 1,000,000 shares were available for issuance under the Inducement Plan.

(5)

The 2018 Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1, beginning on January 1, 2019, by 5% of the outstanding number of shares on the immediately preceding December 31, or such lesser number of shares as determined by our Compensation Committee. The ESPP provides that the number of shares reserved and available for issuance will automatically increase each January 1, beginning on January 1, 2019 and ending on January 1, 2028, by the least of 1,500,000 shares, 1% of the outstanding number of shares on the immediately preceding December 31, or such lesser number of shares as determined by our Compensation Committee.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the accounting and financial reporting processes of Orchard Therapeutics plc (the “Company”) and the audits of the Company’s financial statements, evaluates auditor performance, manages relations with the Company’s independent registered public accounting firm and evaluates policies and procedures relating to internal control systems. The Audit Committee operates under a written Audit Committee charter that has been adopted by the Board of Directors of the Company (the “Board”). All members of the Audit Committee currently meet the independence and qualification standards for Audit Committee membership set forth in the listing standards provided by Nasdaq and the U.S. Securities and Exchange Commission (“SEC”), and the Board has determined that Charles A. Rowland, Jr. is an “audit committee financial expert,” as the SEC has defined that term in Item 407 of Regulation S-K.

The Audit Committee members are not professional accountants or auditors. The members’ functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The Company’s management has the primary responsibility for the financial statements and reporting process, including the Company’s system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2020. This review included a discussion of the quality and the acceptability of the Company’s financial reporting, including the nature and extent of disclosures in the financial statements and the accompanying notes. The Audit Committee also reviewed the progress and results of the testing of the design and effectiveness of its internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee also reviewed with PricewaterhouseCoopers LLP (“PwC USA”) , our independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Committee by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees, and SEC Regulation S-X Rule 207, Communication with Audit Committees.

The Audit Committee has received the written disclosures and the letter from PwC USA required by the applicable requirements of the PCAOB regarding communications with the audit committee concerning independence. The Audit Committee has discussed with PwC USA its independence from management and the Company.

In addition to the matters specified above, the Audit Committee discussed with PwC USA the overall scope, plans and estimated costs of their audit. The Committee met with PwC USA periodically, with and without management present, to discuss the results of PwC USA’s examinations, the overall quality of the Company’s financial reporting and PwC USA’s reviews of the quarterly financial statements, and drafts of the quarterly and annual reports.

In reliance on the reviews and discussions referred to above, and subject to the limitations of the Audit Committee’s role and responsibilities referred to above and in the Audit Committee charter, the Audit Committee recommended to the Board that the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

The Audit Committee of the Board

Charles A. Rowland, Jr., Chairperson Marc Dunoyer Jon Ellis

The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

DELIVERY OF PROXY MATERIALS

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “Annual Report”), including audited financial statements, accompanies this proxy statement. Copies of our Annual Report and the exhibits thereto are available from the Company without charge upon written request of a shareholder. Copies of these materials are also available online through the SEC at www.sec.gov. The Company may satisfy SEC rules regarding delivery of proxy materials, including this proxy statement and our Annual Report, by delivering a single set of proxy materials to an address shared by two or more Company shareholders or ADS holders. This delivery method can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company may deliver only a single set of proxy materials to multiple shareholders or ADS holders who share an address, unless contrary instructions are received prior to the mailing date. Similarly, if you share an address with another shareholder or ADS holder and have received multiple copies of our proxy materials, you may write or call us at the address and phone number below to request delivery of a single copy of the proxy materials in the future. We undertake to deliver promptly upon written or oral request a separate copy of the proxy materials, as requested, to a shareholder or ADS holders at a shared address to which a single copy of the proxy materials was delivered. If you are an ordinary shareholder of record and prefer to receive separate copies of proxy materials either now or in the future, please contact John Ilett, Company Secretary, Orchard Therapeutics plc, 108 Cannon Street, London EC4N 6EU United Kingdom or by telephone at +44 (0) 203 808 8286. If you hold ADSs and you prefer to receive separate copies of proxy materials either now or in the future, please contact the Depositary, your brokerage firm or bank, as applicable.

EACH SHAREHOLDER IS URGED TO COMPLETE, DATE, SIGN

AND PROMPTLY RETURN THE ENCLOSED FORM OF PROXY.

EACH ADS HOLDER IS URGED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN

THE ADS PROXY CARD TO CITIBANK, N.A., THE DEPOSITARY FOR THE ADSs.

ADDITIONAL INFORMATION

U.K. Statutory Annual Accounts and Reports of the Board of Directors and Auditors of Orchard Therapeutics plc for the year ended December 31, 2020

Consistent with its obligations under the U.K. Companies Act 2006, our Board of Directors will present at the AGM our U.K. statutory annual accounts and reports for the year ended December 31, 2020, which have been approved by and, where appropriate, signed on behalf of our Board of Directors and will be delivered to the Registrar of Companies in the United Kingdom following the AGM. A copy of our U.K. statutory directors’ remuneration report, including the annual report on remuneration, is included as Annex A to this proxy statement. A complete copy of our U.K. statutory annual accounts and reports, including the statutory Board of Directors report, strategic report, and auditor’s report on our U.K. accounts will be sent separately to you no less than 21 days prior to the AGM. You will be provided an opportunity to raise questions in relation to such accounts and reports at the AGM. Full accounts and reports will be available for inspection prior to and during the AGM.

Shareholders’ Rights to Call a General Meeting

Our shareholders have the right to call a meeting of our shareholders. The U.K. Companies Act 2006 generally requires the directors to call a general meeting once we have received requests to do so from shareholders representing at least 5% of our paid-up shares entitled to vote at a general meeting. The U.K. Companies Act 2006 generally prohibits shareholders of a U.K. public limited company from passing written resolutions. However, significant shareholders would, in any case, still have the power to call a general meeting and propose resolutions. These provisions are mandatory under the U.K. Companies Act 2006 and cannot be waived by our shareholders.

Shareholder Proposals for 2022 Annual General Meeting

Pursuant to Rule 14a-8 under the Exchange Act, in order to be considered for inclusion in our proxy statement for our 2022 annual general meeting of shareholders, shareholder proposals must be received by the Company at the Office of the Company Secretary, 108 Cannon Street, London EC4N 6EU, United Kingdom no later than 120 days before the anniversary of the date on which we sent our proxy materials for the AGM, or December 29, 2021. However, if the date of such annual general meeting is more than 30 calendar days from the date of the anniversary of the AGM, then the notice must be received by our Company Secretary a reasonable time before we begin to print and send our proxy materials.

If a shareholder wishes to present a proposal at an annual general meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, such shareholder proposal must be received by the Company at the Office of the Company Secretary, 108 Cannon Street, London EC4N 6EU, United Kingdom no later than 45 days before the anniversary of the date on which the Company first mailed its proxy materials for the prior year’s annual general meeting. However, if the date of the annual general meeting is changed by more than 30 calendar days from the date of the anniversary of the prior year’s annual general meeting, the notice must be received by our Company Secretary within a reasonable time before we begin to print and send our proxy materials with respect to such annual general meeting. If a shareholder does not timely provide notice as described above, proxies solicited on behalf of our management for such annual general meeting will confer discretionary authority to vote with respect to any such matter, as permitted by the proxy rules of the SEC.

Under section 338 of the U.K. Companies Act 2006, shareholders representing at least 5% of holders entitled to vote on a resolution at an annual general meeting may require the Company to include such resolution in its notice of an annual general meeting. Provided the applicable thresholds are met, notice of the resolution must be received by the Company at the Office of the Company Secretary, 108 Cannon Street, London EC4N 6EU, United Kingdom at least six weeks prior to the date of the annual general meeting, or, if later, at the time notice of the annual general meeting is delivered to shareholders.

Questions?

If you have any questions or need more information about the AGM please write to us at:

John Ilett

Company Secretary

Orchard Therapeutics plc

108 Cannon Street

London EC4N 6EU

United Kingdom

Annex A

DIRECTORS’ REMUNERATION REPORT

Annual Statement from the Chair of the Compensation Committee

Dear Shareholder,

As the Chair of the Compensation Committee (the “Committee”), I am pleased to present, on behalf of the board of directors (the “Board”) of Orchard Therapeutics plc (the “Company” or “Orchard”), the Directors’ Remuneration Report for the year ended 31 December 2020 (the “Remuneration Report”).

The Company’s Remuneration Report, will be subject to an advisory vote at the forthcoming Annual General Meeting on 16 June 2021 (the “AGM”).

Introduction

Our executive compensation program seeks to incentivize and reward strong corporate performance. All compensation decisions at Orchard remain aligned to our key principle of paying for performance. Further, as a global biopharmaceutical company with major operations in the United States and Europe we operate within a global marketplace for talent. Given that the market for experienced directors and biopharmaceutical executive talent is very competitive, particularly in the United States, the Committee references the US market as the leading indicator for remuneration levels and practices. This helps attract and retain directors and motivate the superior executive talent needed to successfully manage the Company’s complex global operations. Being consistent in this market view of the United States as the primary benchmark for remuneration practices for our Executive and Non-Executive Directors is key for the Company as it builds its global operations in a manner designed to deliver sustainable, long-term growth and shareholder value.

As a Committee, we are also mindful of general UK compensation frameworks and investor guidance in that regard when making decisions on Orchard’s executive compensation.

In many respects 2020 was a year of transition for Orchard, with founder, Dr Bobby Gaspar’s appointment as CEO and progress against a new strategic plan to realize the potential of the HSC gene therapy approach. This was all undertaken against the external challenge of COVID. We also celebrated successes in respect of Libmeldy’s approval in the European Union in December 2020.

Key remuneration decisions for 2020

On 18 March 2020, Bobby Gaspar was appointed as Chief Executive Officer. Dr. Gaspar’s annual base salary was increased to £440,000, his target annual bonus opportunity was increased to 60% of his base salary. The Committee reviewed this salary against relevant competitive market data and that of the previous incumbent. In relation to this promotion, Dr. Gaspar was granted an option to purchase 300,000 of the Company’s ordinary shares, effective 1 April 2020. In addition, Dr. Gaspar was awarded 195,000 Performance Share Units (PSUs) subject to the achievement of specific clinical and regulatory milestones before 31 December 2023.

2020 Annual Bonus

Consistent with prior years, the annual bonus for 2020 was based upon our stated corporate objectives. These make up a scorecard of the research, clinical, commercial and operational goals which ultimately drive long-term, sustainable and strategic success of the Company. For the Executive Team, the Committee determined a performance score of 100% of target. This reflects the strong performance against the corporate objectives. Details of the Company’s performance against these goals are described in the main body of this report. For 2020, this represents a bonus of 60% salary for the CEO. As a Committee, we made the decision to reduce the cash payment of executive bonuses and deliver only one half in cash. The remaining half of the executive bonus was an additional award of share options granted in lieu of this portion of the bonus, with the number of options

DIRECTORS’ REMUNERATION REPORT

continued

calculated on a fair value basis. The cash portion of the bonuses that were replaced by share options was added to the all employee bonus pool and facilitated increased bonus awards within the Company.

Remuneration for 2021

There are no substantial changes to our approach to executive compensation for 2021. No increase to Dr. Gaspar’s salary was made for 2021 and his bonus target remains at 60% salary. Consistent with our pay for performance philosophy, Dr. Gaspar was granted an annual award of share options in February 2021 alongside an additional option award as part of the bonus arrangement above.

Changes to the Board

Mr. Rothera stepped down from his position as President and Chief Executive Officer and resigned as a director of the Company on 17 March 2020. Details of his compensation on termination can be found in this report.

Steven Altschuler was appointed as a Non-Executive Director of the Company, effective as of

3 February 2020. We welcome him to the Board where he also serves on the Board’s Science and Technology Committee.

Conclusion

The Committee believes that the Directors’ Remuneration Policy has been implemented fairly and consistently, as described in this report, and that it will continue to properly motivate our Executive Directors to deliver sustainable growth and shareholder value over the long term and to do so in a responsible and cost-efficient manner.

I hope that you find the information in this report helpful, and I look forward to your support at the Company’s AGM.

Yours sincerely,

Charles Rowland, Jr.

Chair of the Compensation Committee

9 April 2021

Remuneration Policy

This part of the Directors’ Remuneration Report sets out the remuneration policy for the Company. The current Directors’ Remuneration Policy (the “Policy”) was put forward for approval by shareholders in a binding vote at the AGM on 26 June 2019 and approved with a majority of 91.6% vote in favour of taking effect from the date of approval and applying for a period of three years until 2022.

Key considerations when determining the Remuneration Policy

The Policy was designed by the Committee with a number of specific principles in mind:

•	attract, retain and motivate high calibre senior management and focus them on the delivery of the Company’s strategic and business objectives;

DIRECTORS’ REMUNERATION REPORT

continued

•	encourage a corporate culture that promotes the highest level of integrity, teamwork and ethical standards;

•

be competitive against appropriate market benchmarks (being predominantly the US biotech sector) and have a strong link to performance, providing the ability to earn above-market rewards for strong performance;

•	be simple and understandable, both internally and externally;

•	encourage increased equity ownership to motivate executives in the overall interests of shareholders, the Company, employees and customers; and

•	take due account of good governance and promote the long-term success of the Company.

In seeking to achieve the above objectives, the Committee is mindful of the views of a broad range of stakeholders in the business and accordingly takes account of a number of factors when setting remuneration including: market conditions; pay and benefits in relevant comparator organisations; terms and conditions of employment across the Company; the Company’s risk appetite; the expectations of institutional shareholders; and any specific feedback received from shareholders and other stakeholders.

Remuneration Policy table

The table in the following pages sets out, for each element of pay, a summary of how remuneration is structured and how it supports the Company’s strategy.

Executive Directors
Purpose and link to strategy	Operation	Maximum opportunity	Performance metrics
Base salary

To recruit and retain Executive Directors of the highest calibre who are capable of delivering the Company’s strategic objectives, reflecting the individual’s experience and role within the Company.

Salaries are normally reviewed annually, and changes are generally effective from 1 January each year.

The annual salary review for Executive Directors takes a number of factors into consideration, including:

		Whilst there is no prescribed formulaic maximum, any increases will take into account prevailing market and economic conditions and the approach to employee pay throughout the organisation.	Executive Directors’ performance is a factor considered when determining any salary increases.

DIRECTORS’ REMUNERATION REPORT

continued

Executive Directors
Purpose and link to strategy	Operation	Maximum opportunity	Performance metrics

Base salary is designed to provide an appropriate level of fixed income to avoid any over-reliance on variable pay elements that could encourage excessive risk taking.

•   business performance;

•   salary increases awarded to the overall employee population;

•   skills and experience of the individual over time;

•   scope of the individual’s responsibilities;

•   changes in the size and complexity of the Company;

•   market competitiveness assessed by periodic benchmarking; and

•   the underlying rate of inflation.

Base salary increases are awarded at the discretion of the Committee; however, salary increases will normally be no greater than the general increase awarded to the wider workforce, in percentage of salary terms. However, a higher increase may be made where an individual had been appointed to a new role at below- market salary while gaining experience. Subsequent demonstration of strong performance may result in a salary increase that is higher than that awarded to the wider workforce.
Benefits

Reasonable benefits-in- kind are provided to support Executive Directors in carrying out their duties and assist with retention and recruitment.

The Company aims to offer benefits that are in line with market practice.

The main benefits currently provided include private health insurance, long-term disability, critical illness and death in service.

Under certain circumstances the Company may offer relocation allowances or assistance. Expatriate benefits may be offered where required.

Travel and any reasonable business- related expenses (including tax thereon) may be reimbursed.

Executive Directors may become eligible for other benefits in future where the Committee deems it appropriate. Where additional benefits are introduced for the wider workforce, Executive Directors may participate on broadly similar terms.

		The value of each benefit is not predetermined and is typically based upon the cost to the Company of providing said benefit.	Not performance related.

DIRECTORS’ REMUNERATION REPORT

continued

Executive Directors
Purpose and link to strategy	Operation	Maximum opportunity	Performance metrics
Pensions The Company aims to provide a contribution towards life in retirement.	Executive Directors are eligible to receive employer contributions to the Company’s Group Personal Pension Scheme or to a 401k plan or a salary supplement in lieu of pension benefits, or a mixture of both.	Up to 6% of salary per annum Directors. for Executive	Not performance related.

Annual bonus

The annual bonus scheme rewards the achievement of stretching objectives that support the Company’s corporate goals and delivery of the business strategy.	Bonuses are determined based on measures and targets that are agreed by the Committee at the start of each financial year.

The maximum target bonus opportunity for Executive Directors is 80% of salary, with a maximum bonus opportunity of up to two times the target opportunity.

For threshold performance, no more than 50% of target bonus may be payable.

For 2021, the target bonus opportunity for Executive Directors will be no more than 60% of salary, with a maximum bonus opportunity of up to 150% of the target opportunity.

Performance measures are determined by the Committee each year and may vary to ensure that they promote the Company’s business strategy and shareholder value.

The annual bonus will be based on strategic goals, which may include financial, strategic and personal objectives.

The Committee may alter the bonus outcome if it considers that the pay-out is inconsistent with the Company’s overall performance, taking account of any factors it considers relevant. This will help ensure that pay-outs reflect overall Company performance during the year.

DIRECTORS’ REMUNERATION REPORT

continued

Executive Directors
Purpose and link to strategy	Operation	Maximum opportunity	Performance metrics
2018 Share Option and Incentive Plan (“SOIP”)

The SOIP is designed to incentivise the successful execution of business strategy over the longer term and provide long-term retention.

Facilitates share ownership to provide further alignment with shareholders.

The Committee will select the most appropriate form of SOIP award(s) each year.

Awards will typically be granted annually, in the form of options and restricted share units (“RSUs”) although may also be granted in the form of share appreciation rights, restricted shares, unrestricted shares, performance share units, cash or dividend equivalent rights.

Currently, options normally vest over a period of four years on a monthly basis. Initial grants generally vest 25% after one year, and monthly thereafter for 36 months. Currently, time- based RSUs normally vest in equal installments annually over a three-year vesting term. PSUs normally vest in three equal tranches on the meeting of agreed milestone events within a period of three years. The Committee may vary the vesting schedule of future grants of options and PSUs as it considers appropriate.

At the discretion of the Committee, participants may also be entitled to receive the value of dividends paid between grant and vesting on vested shares. The payment may be in cash or shares and may assume dividend reinvestment.

There is no defined maximum opportunity under the SOIP. However, the Committee will generally work within the guidelines provided by our compensation consultants. We seek to establish equity- based remuneration competitive to that offered by a set of comparable companies with whom we may compete for talent.

Performance conditions may apply to awards. Such conditions may be strategic objectives which may include milestone events, financial, strategic and/or personal objectives.

Share options are granted with an exercise price no less than the fair market value of the shares on the date of grant.

Accordingly, share options will only have value to the extent the Company’s share price appreciates following the date of grant.

Any performance conditions set will be designed to incentivise performance in support of the Company’s strategy and business objectives.

The Committee has flexibility to vary the mix of measures or introduce new measures for each subsequent award taking into account business priorities at the time of grant.

The Committee may

alter the vesting outcome if it considers that the level of vesting is inconsistent with the underlying performance of the business, taking account of any factors it considers relevant. This will help ensure that vesting reflects overall Company performance during the year.

DIRECTORS’ REMUNERATION REPORT

continued

Executive Directors
Purpose and link to strategy	Operation	Maximum opportunity	Performance metrics
Employee Stock Purchase Plan (“ESPP”)

Encourages employee share ownership and therefore increases alignment with shareholders.	The Company operates an employee share purchase plan that offers employees the opportunity to purchase shares in the Company through payroll deductions at a price equal to 85% of the lower of fair market value of the shares on the first business day or the last business day of the offering period. The ESPP is available to all employees whose customary employment is for more than 20 hours per week and have completed at least 30 days of employment.	Employees may contribute up to 15% of their base compensation to purchase shares under the ESPP. However, the right to purchase shares under the ESPP may not accrue at a rate that exceeds $25,000 worth of ordinary shares, valued at the start of the purchase period, under the ESPP, for each calendar year in the purchase period.	Not performance related.

Fees
To attract Non-Executive Directors who have a broad range of experience and skills to provide independent judgement on issues of strategy, performance, resources and standards of conduct.

Non-Executive Directors receive an annual retainer paid in cash, comprising a base fee plus additional fees for additional responsibilities, such as a Committee Chairpersonship or membership and the role of Chairperson.

The Chair’s fee is reviewed annually by the Committee (without the Chair present). Fee levels for the Non- Executive Directors are determined by the Company Chair and Executive Directors.

When reviewing fee levels, account is taken of market movements in fee levels, Board committee responsibilities, ongoing time commitments and the general economic environment.

When reviewing fee levels, account is taken of market movements in the fees of Non-Executive Directors, Board Committee responsibilities and ongoing time commitments, as well as the underlying rate of inflation.

Actual fee levels are disclosed in the annual Directors’ Remuneration Report for the relevant financial year.

Not performance related.

DIRECTORS’ REMUNERATION REPORT

continued

Executive Directors
Purpose and link to strategy	Operation	Maximum opportunity	Performance metrics

In exceptional circumstances, if there is a temporary yet material increase in the time commitments for Non- Executive Directors, the Board may pay additional fees to recognise that additional workload.

Non-Executive Directors ordinarily do not participate in any pension, bonus or performance- based share incentive plans. Travel, accommodation and other business- related expenses incurred in carrying out the role will be paid by the Company including, if relevant, any gross-up for tax.

Equity Awards
To facilitate share ownership and provide alignment with shareholders.

Non-Executive may receive an equity award in the form of Directors options, share appreciation rights, restricted shares, restricted share units or such other form permitted under the SOIP.

New Non-Executive Directors receive an initial equity award upon appointment or election. In addition, Non-Executive Directors receive annual equity awards at the time of the annual meeting.

Currently any initial equity awards normally vest in equal monthly installments for 36 months, and any annual awards normally are awarded at the AGM and vest at the earlier of the next AGM or one year after the grant date.

There is no maximum award level for equity awards to Non- Executive Directors.

The size of the equity awards is determined by the full Board of Directors, upon recommendation of the Compensation Committee.

When reviewing award levels, account is taken of market movements in equity awards, Board committee responsibilities, ongoing time commitments and the general economic conditions.

Not performance related.

Notes to the policy table

Legacy arrangements

For the duration of this Policy, the Company will honour any commitments made in respect of current or former Directors before the date on which either: (i) the Policy becomes effective; or (ii) an individual becomes a Director, even where not consistent with the Policy set out in this report or prevailing at the time such commitment is fulfilled. For the avoidance of doubt, all outstanding historic awards that were granted in connection with, or prior to, listing remain eligible to vest based on their original or modified terms.

Performance conditions

The choice of annual bonus performance metrics reflects the Committee’s belief that any incentive remuneration should be appropriately challenging and tied to the delivery of key strategic objectives intended to ensure that Executive Directors are incentivised to deliver across a range of objectives for which they are accountable. The Committee has retained flexibility on the specific measures which will be used to ensure that any measures are fully aligned with the strategic imperatives prevailing at the time they are set.

The targets for the bonus scheme for the forthcoming year will be set out in general terms, subject to limitations with regards to commercial sensitivity. The full details of the targets will be disclosed when they are in the public domain and are no longer considered commercially sensitive.

Where used, performance conditions applicable to SOIP awards will be aligned with the Company’s objective of delivering superior levels of long-term value to shareholders. The full details of performance conditions will be disclosed when they are in the public domain and are no longer commercially sensitive. Prior to each award, the Committee has flexibility to select measures that are fully aligned with the strategy prevailing at the time awards are granted.

The Committee will review the calibration of targets applicable to the annual bonus, and the SOIP in years where performance measures apply, annually to ensure they remain appropriate and sufficiently challenging, taking into account the Company’s strategic objectives and the interests of shareholders.

Differences in remuneration policy between Executive Directors and other employees

The overall approach to reward for employees across the workforce is a key reference point when setting the remuneration of the Executive Directors. When reviewing the salaries of the Executive Directors, the Committee pays close attention to pay and employment conditions across the wider workforce and in normal circumstances the increase for Executive Directors will be no higher than the average increase for the general workforce.

The key difference between the remuneration of Executive Directors and that of our other employees is that, overall, at senior levels, remuneration is increasingly long-term, and ‘at risk’ with an emphasis on performance-related pay linked to business performance and share-based remuneration. This ensures that remuneration at senior levels will increase or decrease in line with business performance and provides alignment between the interests of Executive Directors and shareholders. In particular, long-term incentives are provided only to the most senior executives as they are reserved for those considered to have the greatest potential to influence overall levels of performance.

Committee discretion in operation of variable pay schemes

The Committee operates under the powers it has been delegated by the Board. In addition, it complies with rules that are either subject to shareholder approval or by approval from the Board. These rules provide the Committee with certain discretions which serve to ensure that the implementation of the remuneration policy is fair, both to the individual Director and to the shareholders. The Committee also has discretions to set components of remuneration within a range, from time to time. The extent of such discretions is set out in the relevant rules, the maximum opportunity or the performance metrics section of the policy table above. To ensure the efficient

DIRECTORS’ REMUNERATION REPORT

continued

administration of the variable incentive plans outlined above, the Committee will apply certain operational discretions.

These include the following:

•	selecting the participants in the plans on an annual basis;

•	determining the timing of grants of awards and/or payments;

•	determining the quantum of awards and/or payments (within the limits set out in the policy table above);

•	determining the choice (and adjustment) of performance measures and targets for each incentive plan in accordance with the policy set out above and the rules of each plan;

•	determining the extent of vesting based on the assessment of performance and discretion relating to measurement of performance in certain events such as a change of control or reconstruction;

•	making the appropriate adjustments required in certain circumstances, for instance for changes in capital structure;

•	determining “good leaver” status, if applicable, for incentive plan purposes and applying the appropriate treatment; and

•	undertaking the annual review of weighting of performance measures and setting targets for the annual bonus plan and other incentive schemes, where applicable, from year to year.

If an event occurs which results in the annual bonus plan or SOIP performance conditions and/or targets being deemed no longer appropriate (e.g. material acquisition or divestment), the Committee will have the ability to make appropriate adjustments to the measures and/or targets and alter weightings, provided that the revised conditions are not materially less challenging than the original conditions. Any use of the above discretion would, where relevant, be explained in the Annual Report on Remuneration and may, as appropriate, be the subject of consultation with the Company’s major shareholders.

Shareholder views

The Board is committed to dialogue with shareholders and intends to engage directly with them and their representative bodies when considering any significant changes to our remuneration arrangements. The Compensation Committee will consider shareholder feedback received following the AGM, as well as any additional feedback and guidance received from time to time. This feedback will be considered by the Committee as it develops the Company’s remuneration framework and practices going forward. Assisted by its independent adviser, the Compensation Committee also actively monitors developments in the expectations of institutional investors and their representative bodies.

Employment conditions

The Committee is regularly updated throughout the year on pay and conditions applying to Company employees. Where significant changes are proposed to employment conditions elsewhere in the Company these are highlighted for the attention of the Committee at an early stage.

Other remuneration policies

Remuneration for new appointments

Where it is necessary to appoint or replace an Executive Director or to promote an existing Executive Director, the Committee’s approach when considering the overall remuneration arrangements in the recruitment of a new

DIRECTORS’ REMUNERATION REPORT

continued

Executive Director is to take account of the calibre, expertise and responsibilities of the individual, his or her remuneration package in their prior role and market rates. Remuneration will be in line with our policy and the Committee will not pay more than is necessary to facilitate their recruitment.

The remuneration package for a new Executive Director will be set in accordance with the terms of the Company’s approved remuneration policy in force at the time of appointment. Further details are provided below:

Salary	The Committee will set a base salary appropriate to the calibre, experience and responsibilities of the new appointee. In arriving at a salary, the Committee may take into account, amongst other things, the market rate for the role and internal relativities.

The Committee has the flexibility to set the salary of a new Executive Director at a lower level initially, with a series of planned increases implemented over the following few years to bring the salary to the desired positioning, subject to individual performance.

In exceptional circumstances, the Committee has the ability to set the salary of a new Executive Director at a rate higher than the market level to reflect the criticality of the role and the experience and performance of the individual.

Benefits	Benefits will be consistent with the principles of the policy. The Company may award certain additional benefits and other allowances including, but not limited to, those to assist with relocation support, temporary living and transportation expenses, educational costs for children and tax equalisation to allow flexibility in employing an overseas national.

Pension benefits	A maximum pension contribution of 6% of salary may be payable for external appointments. For an internal appointment, his or her existing pension arrangements may continue to operate. Any new Executive Director based outside the UK will be eligible to participate in pension or pension allowance, insurance and other benefit programmes in line with local practice.

Annual bonus	The maximum bonus opportunity for new appointments is 150% of their target bonus.

Other cash or equity-based awards

Executive Directors may receive awards under the SOIP on appointment. The Committee will assess and determine the award level, award vehicle, performance conditions and vesting schedule for each individual on a case-by-case basis. In addition, Executive Directors are eligible to participate in the ESPP subject to the conditions set forth therein.

In addition, the Committee may offer additional cash and/or equity-based elements in order to “buy-out” remuneration relinquished on leaving a former employer. Any awards made in this regard may have no performance conditions, or different performance conditions, or a different vesting schedule compared to the Company’s existing plans, as the Committee considers appropriate. Depending on the timing and responsibilities of the appointment, it may be necessary to set different annual bonus or SOIP performance measures and targets as applicable to other Executive Directors.

The terms of appointment for a Non-Executive Director would be in accordance with the remuneration policy for Non-Executive Directors as set out in the policy table.

DIRECTORS’ REMUNERATION REPORT

continued

Service contracts and termination policy

Executive Directors have rolling service agreements which may be terminated in accordance with the terms of these agreements. The period of notice for Executive Directors will not normally exceed 12 months. Executive Directors’ service agreements are available for inspection at the Company’s registered office during normal business hours.

Name	Position	Date of service contract	Notice period
Bobby Gaspar	Chief Executive Officer	2 January 2018	6 months either party

The Company’s policy on remuneration for Executive Directors who leave the Company is set out below. The Committee will exercise its discretion when determining amounts that should be paid to leavers, taking into account the facts and circumstances of each case. Generally, in the event of termination, the Directors’ service contracts may provide for payment of basic salary over the notice period. Where applicable, the Company may elect to make a payment in lieu of notice (PILON) equivalent in value to basic salary for any unexpired portion of the notice period. PILON payments may be made in monthly instalments or as a lump sum, and the individual is expected to take reasonable steps to seek alternative income to mitigate the payments. The Company may also pay for outplacement services for Executive Directors on termination or the Company may elect to make a payment in lieu of outplacement services. The Company may continue to pay the employer health plan premium for the Executive Director on termination for a period of up to 12 months (up to 18 months in connection with a change in control).

Any outstanding incentive awards will be treated in accordance with the plan rules, as follows:

	Termination without cause or for cause by participant	Termination for cause	Termination without cause or for cause by participant in connection with change of control
Salary	A payment equal to up to 12 months’ salary payable as a lump sum or on a monthly basis, less any amounts payable pursuant to any restrictive covenant agreements (if applicable) (“Restrictive Covenants Agreement Setoff”) paid or to be paid in the same calendar year.	No payment.	A payment of up to 18 months’ salary payable as a lump sum or on a monthly basis for termination without cause, less any Restrictive Covenants Agreement Setoff (if applicable) paid or to be paid in the same calendar year.

Annual Bonus	Unpaid annual cash bonus in respect of prior year performance, which otherwise would have been earned if participant had remained employed through the payment date, should be paid in full. A pro-rata amount of the participant’s target bonus for the current year should be paid, subject to the participant’s actual performance.	Unpaid annual cash bonuses lapse in full.	Up to 1.5 times the participant’s target bonus may be payable less any Restrictive Covenants Agreement Setoff (if applicable) paid or to be paid in the same calendar year.

DIRECTORS’ REMUNERATION REPORT

continued

	Termination without cause or for cause by participant	Termination for cause	Termination without cause or for cause by participant in connection with change of control
Share Option Incentive Plan	Unvested awards lapse in full, except where the participant leaves in circumstances where they retain a statutory right to return to work (in which case, awards will continue to vest on normal terms).	Unvested awards lapse in full.

On a change of control, merger, reorganization or other corporate event, the Company may seek to replace awards with new awards in the successor company (to the extent agreed with the successor company). In the case of a termination without cause or for cause by the participant in connection with a change of control, such awards will accelerate and vest in full.

Where there is no agreement to replace awards, on a corporate event awards with time- based vesting conditions shall vest on the date of that event and awards with performance-based vesting conditions shall vest on the date of that event to the extent determined by the Company (regardless of the extent to which any performance conditions attached to awards have been satisfied).

The Company is unequivocally against rewards for failure; the circumstances of any departure, including the individual’s performance, would be taken into account in every case. Statutory redundancy payments may be made, as appropriate. Service agreements may be terminated summarily without notice (or on shorter notice periods) and without payment in lieu of notice in certain circumstances, such as gross misconduct or any other material breach of the obligations under their employment contract. The Company may require the individual to work during their notice period or may place them on garden leave during which they would be entitled to salary, benefits and pension only.

Except in the case of gross misconduct or resignation, the Company may at its absolute discretion reimburse for reasonable professional fees relating to the termination of employment and, where an Executive Director has been required to re-locate, to pay reasonable repatriation costs, including possible tax exposure costs. This includes any statutory entitlements or sums to settle or compromise claims in connection with a termination (including, at the discretion of the Committee, reimbursement for legal advice and provision of outplacement services).

DIRECTORS’ REMUNERATION REPORT

continued

Policy on external appointments

The Board believes that it may be beneficial to the Company for executives to hold non-executive directorships outside the Company. Any such appointments are subject to approval by the Board, and the director may retain any fees received at the discretion of the Board. Dr Gaspar does not currently hold any outside directorships.

Non-Executive Directors’ terms of engagement

Each of the Non-Executive Directors is engaged under a Non-Executive Director appointment letter. In any event, each appointment is terminable by either party on not less than three months’ written notice. Our board of directors is classified, meaning that each of our directors is designated to one of three classes and is elected to serve a term of between one and three years. The Chair and Non- Executive Directors are only entitled to fees accrued to the date of termination.

The dates of appointment of each of the Non-Executive Directors serving at 31 December 2020 are summarised in the table below. Dates prior to our incorporation in August 2018 as Orchard Rx Limited (now known as Orchard Therapeutics plc) are for Non-Executive Directors who served on the board of our predecessor company, Orchard Therapeutics Limited (now known as Orchard Therapeutics (Europe) Limited).

Non-Executive Directors	Date of contract or date of appointment
Joanne Beck	1 July 2018
Marc Dunoyer	6 June 2018
Jon Ellis	17 July 2018
James Geraghty	4 June 2018
Charles Rowland	1 June 2018
Alicia Secor	7 December 2018
John Curnutte	30 August 2019
Steven Altschuler	3 February 2020

Directors’ letters of appointment are available for inspection at the Company’s registered office during normal business hours and will be available for inspection at the AGM.

Annual Report on Remuneration

This part of the report has been prepared in accordance with Part 3 of The Large and Medium-sized Companies and Groups (Accounts and Reports) (Amendment) Regulations 2013 as amended and Rule 9.8.6 of the Listing Rules. Since the Company is not FTSE-listed, it is under no obligation to comply with the UK Corporate Governance Code, but best practice and good governance have been considered when preparing this report. The Annual Report on Remuneration and the Annual Statement by the Chair of the Compensation Committee will be put to a single advisory shareholder vote at the AGM on 16 June 2021.

Compensation Committee (the “Committee”)

The current members of the Committee, who are all independent, are Charles Rowland (Chair), Joanne Beck and Alicia Secor.

The Company Chair and members of management are invited to attend meetings where appropriate. The Company Secretary is the secretary to the Committee. Attendees are not involved in any decisions and are not present for any discussions regarding their own remuneration.

DIRECTORS’ REMUNERATION REPORT

continued

No conflicts of interest have arisen during the period and none of the members of the Committee has any personal financial interest in the matters discussed, other than as shareholders. The fees of the Non-Executive Directors are approved by the Board on the joint recommendation of the Committee and the Executive Directors.

Meetings attendance during 2020

Attendance
Charles Rowland	10 of 10
Joanne Beck	10 of 10
Alicia Secor	10 of 10

Independent advisors

Wholly independent advice on executive remuneration is received from the Executive Compensation practice of Aon plc Aon advises on remuneration arrangements and all aspects of senior executive remuneration. In 2020, Aon assisted the Committee and kept the Committee up to date on remuneration trends. During the 2020 financial year, fees charged by Aon for advice provided to the Committee for 2020 amounted to $171,329 (excluding VAT). In addition, Aon provided advice to the Company’s Human Resources function on implementation, which the Committee considers in no way prejudices Aon’s position as the Committee’s independent advisor. Goodwin Procter LLP have also advised the Company’s Human Resources function on compensation.

Activity in the period

The Committee’s principal function is to support Orchard’s strategy by ensuring that those individuals responsible for delivering the strategy are appropriately incentivised and rewarded through the operation of Orchard’s remuneration policy. In implementing the remuneration policy, and in constructing the remuneration arrangements for executive directors and senior employees, the Board, advised by the Committee, aims to provide remuneration packages that are competitive and designed to attract, retain and motivate Executive Directors and senior employees of the highest calibre.

The Committee is responsible for and considered, where applicable, during the period:

•	evaluating the efficacy of the Company’s remuneration policy and strategy;

•	reviewing and determining remuneration to be paid to the Company’s executive officers and directors;

•	reviewing and making recommendations to the Board regarding remuneration for non-executive members of the Board;

•	agreeing the design of all share incentive plans;

•	prepare any report on executive remuneration required by the rules and regulations of the US Securities and Exchange Commission, The Nasdaq Stock Market LLC and as required under UK law;

•

reviewing, evaluating, and approving employment agreements, severance agreements, change-of-control protections, corporate performance goals and objectives, and other compensatory arrangements of the executive officers and other senior management and adjusting remuneration, as appropriate;

•	evaluating and approving remuneration plans and programs and establishing equity remuneration policies;

DIRECTORS’ REMUNERATION REPORT

continued

•

reviewing remuneration practices and trends to assess the adequacy and competitiveness of the executive remuneration programs as compared to industry peers, and determining the appropriate levels and types of remuneration to be paid;

•	approving any loans by the Company to employees;

•

reviewing and approving remuneration arrangements for any executive officer involving any subsidiary, special purpose or similar entity, with consideration of the potential for conflicts of interest; and

•	reviewing the Company’s practices and policies of employee remuneration as they relate to risk management and risk-taking incentives.

The Committee is formally constituted and operates on written terms of reference, which are available on Orchard’s website, www.orchard-tx.com.

Statement of shareholder voting at 2020 AGM

At last year’s AGM held on 17 June 2020, votes cast by proxy and at the meeting in respect of the Directors’ remuneration were as follows:

	Votes For		Votes Against		Votes Withheld
	% of	Number	% of	Number	% of	Number
	votes	of	votes	of	votes	of
	cast	votes	cast	votes	cast	votes
To approve the Directors’ Remuneration Report	99.8%	84,377,519	0.1%	122,320	0.1%	54,055

The Directors’ Remuneration Policy was approved the Company’s AGM held on 26 June 2019 as follows:

	Votes For		Votes Against		Votes Withheld
	% of	Number	% of	Number	% of	Number
	votes	of	votes	of	votes	of
	cast	votes	cast	votes	cast	votes
To approve the Directors’ Remuneration Policy	91.6%	33,863,941	8.4%	3,110,196	0%	750

Single total figure of Directors’ remuneration —   year ended 31 December 2020 (audited)

The total remuneration of the individual Directors who served in the year ended 31 December 2020, is shown below. Total remuneration is the sum of emoluments plus Company pension contributions. The below table has been presented in US dollars ($) which is the functional currency of the reporting entity:

		Base salary /fees $000	Benefits[2] $000	Pension $000	Bonus $000	SOIP[3] $000	PSUs[4] $000	Other[5] $000	Total remun- eration $000	Total fixed	Total variable

Executive Directors
Bobby Gaspar[1]	2020	542.5	6.6	—	169.9	—	44.8	—	763.8	549.1	214.7
	2019	344.0	—	—	174.0	—	—	—	518.0	344.0	174.0
Mark Rothera[6]	2020	160.2	14.3	11.4	—	—	—	—	186.0	186.0	—
	2019	527.0	32.0	11.0	369.0	—	—	77.0	1016.0	570.0	446.0

DIRECTORS’ REMUNERATION REPORT

continued

		Base salary /fees $000	Benefits[21] $000	Pension $000	Bonus $000	SOIP[3] $000	PSUs[4] $000	Other[5] $000	Total remun- eration $000	Total fixed	Total variable

Non-Executive Directors
Steven Altschuler[7]	2020	47.2	—	—	—	—	—	—	47.2	47.2	—
	2019	—	—	—	—	—	—	—	—	—	—
Joanne Beck	2020	58.0	—	—	—	—	—	—	58.0	58.0	—
	2019	41.0	—	—	—	—	—	—	41.0	41.0	—
John Curnutte	2020	60.5	—	—	—	—	—	—	60.5	60.5	—
	2019	16.0	—	—	—	—	—	—	16.0	16.0	—
Marc Dunoyer	2020	59.5	—	—	—	—	—	—	59.5	59.5	—
	2019	47.0	—	—	—	—	—	—	47.0	47.0	—
Jon Ellis	2020	—	—	—	—	—	—	—	—	—	—
	2019	—	—	—	—	—	—	—	—	—	—
James Geraghty	2020	95.8	—	—	—	—	—	—	95.8	95.8	—
	2019	83.0	—	—	—	—	—	—	83.0	83.0	—
Charles Rowland	2020	78.7	—	—	—	—	—	—	78.7	78.7	—
	2019	60.0	—	—	—	—	—	—	60.0	60.0	—
Alicia Secor	2020	53.0	—	—	—	—	—	—	53.0	53.0	—
	2019	43.0	—	—	—	—	—	—	43.0	43.0	—

Total	2020	1155.4	20.9	11.4	169.9	—	44.8	—	1402.4	1187.7	214.7
	2019	1161.0	32.0	11.0	543.0	—	—	77.0	1824.0	1204.0	620.0

1.	Dr Gaspar’s salary was £356,700 until March. On appointment to CEO, his salary was increased to £440,000. This is converted at a 12-month average rate for 2020 of USD 1 = GBP 1.287.
2.

For Executive Directors, included private health insurance, long term disability, critical illness and death in service benefits. Mark Rothera received a housing allowance until he resigned from the Company.

3.

The figures for the SOIP represent the intrinsic value of the share options on the date of grant. All share options granted to Directors are awarded at the market value and therefore the intrinsic value at the time of grant is zero. Details of all options awarded to individual Directors during the year, including the number of options under award, the exercise price, vesting schedule and the grant date fair value can be found in the tables below. All awards in the column are subject to continued service only and are not subject to any further performance conditions.

4.

6,250 PSUs vested as a result of Libmeldy’s approval by the European Commission on the 17 December 2020. These shares vested on 8 January 2021 and are valued using the closing price of $7.17. None of this value was attributable to share price appreciation from the time of grant.

5.	Other expenses include payments for relocation/housing benefits and tax-related services.
6.	Mr Rothera ceased to be a Director of the Company of 17 March 2020. Payments made to Mr Rothera for his loss of office are disclosed later in this report.
7.	Steven Altschuler joined the Board of Directors on 3 February 2020.

DIRECTORS’ REMUNERATION REPORT

continued

2020 Annual bonus (audited)

During a series of meetings in December 2020 and January 2021, the Compensation Committee evaluated achievement of the 2020 corporate objectives and each Executive Director’s individual performance.

The Compensation Committee reviewed the corporate goals, below, and based on the results approved a 100% achievement level of the 2020 corporate objectives.

Key achievements against agreed goals were as follows:

Transition Lead Programs into Approved Therapies – most significantly during the year was the receipt in December of MAA approval from the European Commission for OTL-200 (MLD) – LibmeldyTM. This is an important and significant achievement for Orchard. Also for OTL-200, an IND was filed with the request for RMAT designation in the US. Substantial work and progress was made aligning with the FDA on the current clinical dataset for OTL-103 (WAS) which will inform the path to a BLA submission.

Build a World-leading Gene Therapy Pipeline – 2020 saw important steps taken in both OTL-203 (MPS-I) and OTL -201 (MPS-IIIA). For OTL-203 interim data in the proof-of-concept study in the first 8 patients in conjunction with TIGET/OSR was presented at ASGCT meeting in April 2020 and EBMT meeting in August 2020. We also finalized and submitted a protocol for the registrational study for scientific advice. For OTL 201, three patients were enrolled in proof-of-concept study and data on first patient was presented by a University of Manchester investigator at ASH meeting in December 2020.

Generate Competitive Advantage with our CMC Platform – important achievements in the year included the signing of a stable cell line licence for TDT and WAS (July 2020) as well as the identification of a drug product CDMO partner in the U.S. to initiate technology transfer process. Further, a transduction enhancer combination was identified that delivers at least 50% reduction in vector requirement at research scale.

Achieve Financial Targets & Position for Strong Commercial Launch – in relation to Libmeldy, a new-born screening pilot was initiated in the U.S. and one in Europe for Libmeldy with contracts executed in New York (US) and Germany (EU) in addition to pricing corridor and access strategy in the EU and the establishment of an operational launch structure in EU countries, Middle East & Turkey.

Financially, the business operated within approved limits relative to cash runway and achieved revenue targets. As noted, 2020 saw a successful leadership transition and implementation of refreshed organisational culture across Orchard.

Additional achievements and considerations

Further to the stated corporate goals as approved by the Board for 2020, the Company also achieved a number of incremental accomplishments in relation to the product pipeline and corporate activities. The Compensation Committee considered these in making the final bonus decisions for 2020.

Achievements included PRIME designation for OTL-203 (MPS-I), nine accepted abstracts at the WORLD symposium (presented in February 2021) and filed patent applications for proprietary HAE and FTD programs.

In evaluating the Company’s performance the Committee noted the significant challenges that the business has overcome during the year. These include, but not limited to, the leadership changes and transition of CEO from Mr Rothera to Dr Gaspar, and staffing changes in relation to our site in Menlo Park, California.

DIRECTORS’ REMUNERATION REPORT

continued

Additionally, the Committee commends the Company’s adaptability and management’s leadership in operating remotely as a result of the COVID-19 pandemic.

Delivery of the bonus

A Corporate Performance Score of 100% corresponding to a bonus outcome equivalent to 100% of target for the CEO. The Committee further resolved to deliver 50% of this bonus in cash and 50% as a share option equity award.

An award of additional options was then granted to Dr Gaspar in February 2021. This was consistent with bonuses for Orchard’s Executive Leadership Team. The number of share options granted to executives was determined based on the remaining value of the bonus (ie - 50%) and the fair value of the share options. The share options vest over a one-year period on a monthly basis.

The Committee notes that the cash saving made by the Company as a result of this decision was used as additional funding to the available employee bonus pool.

The table below sets forth the 2020 annual base salaries, target annual cash bonus and, the 2020 annual cash bonus earned by Dr Gaspar.

Executive Director	Base salary ($)	Target Annual Cash Bonus (% of salary)	Corporate performance	Cash payment % salary	Cash outcome ($)
Bobby Gaspar	$566,280	60%	100%	30%	$169,897

1

Dr. Gaspar’s base salary and bonus are paid in GBP (£) and awards have been translated into USD at a rate of £1.00 =$1.2871, which was the average rate during 2020. The salary basis for the bonus was Dr Gaspar’s salary as CEO, £440,000.

Mr. Rothera was paid a pro-rata bonus for the period served in the year until 17 March 2020. Details of this bonus can be found in the Payments for Loss of Office section, below.

Share Option Incentive Plan

Awards granted to Executive Directors in 2020 (audited)

During 2020, Dr Gaspar received three equity awards. The first in January 2020 was an annual award of share options in his role of Chief Scientific Officer.

Additionally, upon his promotion, Bobby Gaspar was granted PSUs and share options as follows:

Executive Director	Form of Award	Date of Grant	Shares Covered	Exercise Price	Face Value at Date of Grant (000)	Fair Value at Date of Grant (000)	Expiry Date	Vest Terms	Vested (as at 31.12.20)	Exercised	Value realized at exercise or vesting	Unexe- rcised
Bobby Gaspar	FMV Options*(1)	02 Jan 2020	200,000	$13.58	$2,716	$1,729	01 Jan 2030	(1)	45,833	Nil	Nil	154,167
Bobby Gaspar	PSU**	01 April 2020	195,000	N/A	$1,375	$0	02 Jan 2024	(2)	Nil	Nil	N/A	N/A
Bobby Gaspar	FMV Options*(3)	01 April 2020	300,000	$7.05	$2,115	$1,316	31 March 2030	(3)	50,000	Nil	Nil	250,000

*

The fair market value options are granted at the market price which is the exercise price. The face value at date of grant is calculated as the number of shares multiplied by the exercise price. The fair value at date of grant is calculated as the Black Scholes value.

DIRECTORS’ REMUNERATION REPORT

continued

**

The fair value on date of grant for the PSU is based on the market price on the date of grant. None of the strategic performance conditions, as described below, have been deemed probable and the fair value is considered nil at grant date.

(1)	The options vest, and become exercisable, over a four-year period on a monthly basis commencing upon the one-month anniversary of the vesting commencement date of 2 January 2020.

(2)

Bobby Gaspar received a one-time grant of 195,000 PSUs, effective 1 April 2020. This PSU award vests as follows: 1/3 of the PSUs will vest on each of the first three of specific clinical and regulatory milestones achieved, subject to Bobby Gaspar remaining an employee of the Company on the date of achievement and provided that in each case the milestone is achieved on or before 2 January 2024. At this time, specific milestones are considered commercially sensitive. Details of the milestones and performance against them will be disclosed at the appropriate time. Details of these performance conditions are deemed to be commercially sensitive and will be disclosed in due course.

(3)	The options vest, and become exercisable, over a four-year period on a monthly basis commencing upon the one-month anniversary of the vesting commencement date of 1 April 2020.

PSUs Vesting in the period

On 16 January 2019, Dr Gaspar had been granted 18,750 Performance Share Units subject to defined milestones in relation to clinical programs and share-price performance.

On December 17, 2020, the Company received full (standard) market authorization of Libmeldy for the treatment of MLD in all 27 member states of the European Union. As a result of this authorization, and following subsequent ratification by the Board, 1/3rd of the shares under award, 6,250, vested on 8 January 2021 and were released to Dr. Gaspar.

Executive Director	Form of Award	Date of Grant	Shares Covered	Vested due to milestone achievement	Number of shares vesting	Share price on vesting date	Vested Value 8 January 2021
Bobby Gaspar	PSUs	16 January 2019	18,750	1/3rd	6,250	$7.17	$44,812

The remaining 12,500 PSUs remain outstanding and subject to performance conditions and will lapse on 31 December 2021 if these are not satisfied prior to that date.

Mr. Rothera awards under the same scheme on 15 November 2018– 219,922 shares – were forfeited on his cessation of employment.

Mark Rothera separation – Payments for loss of office (audited)

On March 17, 2020, we entered into a Separation Agreement and Release with Mr. Rothera which provides, among other things, that Mr. Rothera would receive (i) salary continuation for 12 months, provided that Mr. Rothera has not breached any of his continuing obligations, (ii) a pro-rated bonus representing Mr. Rothera’s 50% target bonus for 2020, (iii) reimbursement of COBRA premiums for health benefit coverage for up to 12 months, in an amount equal to the monthly employer contribution that we would have made to provide health insurance to Mr. Rothera had he remained employed with us, (iv) $15,000 in outplacement benefits, and (v) reimbursement of legal fees up to $5,000 and tax assistance up to $7,500.

The amounts paid to Mr. Rothera under this agreement totalled $562,545, comprised of:

Salary continuation ($417,923), a pro-rated bonus amount for 2020 ($57,150), payment covering unused vacation days ($40,747) tax and legal costs ($12,478). He also received healthcare benefits under COBRA ($19,247) and outplacement benefits ($15,000).

DIRECTORS’ REMUNERATION REPORT

continued

Additionally, all time-based equity awards held by Mr. Rothera that would have vested had Mr. Rothera remained employed with us for an additional 12 months following March 17, 2020 immediately vested and became fully exercisable or non-forfeitable. In addition, any vested options remained exercisable until the earlier of (a) the original expiration date for such vested awards or (b) 12 months after the date of his separation. The unvested options held by Mr. Rothera at the time of his separation were not exercisable, unless a change of control of the Company occurred within three months of his separation. The unvested portion of his options have been terminated and all of his PSUs have been forfeited.

Awards granted to Non-Executive directors between 1 January 2020 and

31 December 2020 (audited)

Non-executive directors received the following option awards during the year, each vesting based on continued employment only (in thousands, except for share and per share amounts):

Executive Director	Form of Award	Date of Grant	Shares Covered	Exercise Price	Face Value at Date of Grant	Fair Value at Date of Grant	Expiry Date	Vest Terms	Vested	Exercised	Value realized at exercise	Unexe- rcised
Steven Altschuler	FMV Options*	3 February 2020	50,000	$12.30	$615	$375	2 February 2030	(2)	13,888	Nil	N/A	50,000
Steven Altschuler	FMV Options*	17 June 2020	35,000	$7.81	$273	$167	16 June 2030	(1)	Nil	N/ A	N/A	35,000
Joanne Beck	FMV Options*	17 June 2020	35,000	$7.81	$273	$167	16 June 2030	(1)	Nil	N/ A	N/A	35,000
Marc Dunoyer	FMV Options*	17 June 2020	35,000	$7.81	$273	$167	16 June 2030	(1)	Nil	N/ A	N/A	35,000
James Geraghty	FMV Options*	17 June 2020	35,000	$7.81	$273	$167	16 June 2030	(1)	Nil	N/ A	N/A	35,000
Charles Rowland	FMV Options*	17 June 2020	35,000	$7.81	$273	$167	16 June 2030	(1)	Nil	N/ A	N/A	35,000
Alicia Secor	FMV Options*	17 June 2020	35,000	$7.81	$273	$167	16 June 2030	(1)	Nil	N/ A	N/A	35,000
Jon Ellis	N/A	N/A	N/A	N/A	N/A	N/A	N/A		N/A	N/ A	N/A	N/A
John Curnutte	FMV Options*	17 June 2020	35,000	$7.81	$273	$167	16 June 2030	(1)	Nil	Nil	N/A	35,000

*

The fair market value options are granted at the market price which is the exercise price. The face value at date of grant is calculated as the number of shares multiplied by the exercise price. The fair value at date of grant is calculated as the Black Scholes value.

(1)	The options vest, and become exercisable at the earlier of one year from the date of grant or the next AGM.
(2)	The options vest, and become exercisable, over a three-year period on a monthly basis commencing upon the one-month anniversary of the grant date.

Jon Ellis received no option grants during the year.

Awards granted to Executive Directors in the year ended 31 December 2019

The table below sets forth the option and PSU awards approved in January 2019 (in thousands, except share and per share amounts):

Executive Director	Form of Award		Date of Grant	Shares Covered	Exercise Price	Face Value at Date of Grant	Fair Value at Date of Grant	Expiry Date	Vest Terms
Mark Rothera	FMV options	*	16 Jan 2019	415,000	$12.54	$5,204	$3,330	15 Jan 2029	(1)
Bobby Gaspar	FMV options	*	16 Jan 2019	50,000	$12.54	$627	$401	15 Jan 2029	(1)

DIRECTORS’ REMUNERATION REPORT

continued

*

The fair market value options are granted at the market price which is the exercise price. The face value at date of grant is calculated as the number of shares multiplied by the exercise price. The fair value at date of grant is calculated as the Black Scholes value.

(1)	The options vest, and become exercisable, over a four-year period on a monthly basis commencing upon the one-month anniversary of the date of grant.

Awards granted to Non-Executive directors between 1 January 2019 and 31 December 2019

Non-executive directors received the following option awards during 2019, each vesting based on continued employment only (in thousands, except for share and per share amounts):

Executive Director	Form of Award		Date of Grant	Shares Covered	Exercise Price	Face Value at Date of Grant	Fair Value at Date of Grant	Expiry Date	Vest Terms
Joanne Beck	FMV Options	*	26 June 2019	35,000	$13.20	$462	$287	25 June 2029	(1)
Marc Dunoyer	FMV Options	*	26 June 2019	35,000	$13.20	$462	$287	25 June 2029	(1)
James Geraghty	FMV Options	*	26 June 2019	35,000	$13.20	$462	$287	25 June 2029	(1)
Charles Rowland	FMV Options	*	26 June 2019	35,000	$13.20	$462	$287	25 June 2029	(1)
Alicia Secor	FMV Options	*	26 June 2019	35,000	$13.20	$462	$287	25 June 2029	(1)
Jon Ellis	N/A		N/A	N/A	N/A	N/A	N/A	N/A
John Curnutte	FMV Options	*	30 August 2019	50,000	$14.80	$740	$449	29 August 2029	(2)

* The fair market value options are granted at the market price which is the exercise price. The face value at date of grant is calculated as the number of shares multiplied by the exercise price. The fair value at date of grant is calculated as the Black Scholes value.

(1)	The options vest, and become exercisable at the earlier of one year from the date of grant or the next AGM.
(2)	The options vest, and become exercisable, over a three-year period on a monthly basis commencing upon the one-month anniversary of the grant date.

Jon Ellis received no option grants during the year.

Payments to former Directors (audited)

No payments were made to former Directors of the Company during the year.

External directorships

The Executive Directors do not currently hold any outside directorships.

Statement of Directors’ shareholding and share interests (audited)

The share interests of each Director as at 31 December 2020 (together with interests held by his or her connected persons) are set out in the table below.

Orchard Therapeutics does not operate any formal shareholding guidelines for Directors’ shareholding requirements.

DIRECTORS’ REMUNERATION REPORT

continued

		Shares				Share Options
	Beneficially owned shares as at 31/12/20[1]	Unvested without performance conditions	Unvested with performance conditions		Vested but unexercised	Unvested without performance conditions	Unvested with performance conditions
Executive Directors
Mark Rothera	103,796	—	—		1,548,808	—	—
Bobby Gaspar	355,158	—	18,750	[2]	800,238	484,064	—
Non-Executive Directors
Joanne Beck	9,294	—	—		101,624	48,406	—
John Curnutte	—	—	—		22,083	62,917	—
Marc Dunoyer	37,179	—	—		101,625	48,405	—
Jon Ellis	—	—	—		—	—	—
James Geraghty	44,391	—	—		319,373	70,747	—
Charles Rowland	12,294	—	—		101,625	48,405	—
Alicia Secor	—	—	—		68,250	51,750	—
Steven Altschuler	—	—	—		13,888	71,112	—

1.	Mr Rothera’s ownership reflects his beneficial ownership at date of termination March 17, 2020.
2.	6,250 shares vested on 8 January 2021 following completion of the performance milestone relating to Libmeldy’s approval by the European Commission.

DIRECTORS’ REMUNERATION REPORT

continued

Performance graph and table

The chart below shows the Company’s Total Shareholder Return (TSR) performance compared with that of the NASDAQ Biotechnology Index over the period from the date of the Company’s admission to 31 December 2020. The NASDAQ Biotechnology Index has been chosen as an appropriate comparator as it is the index of which the Company is a constituent. TSR is defined as the return on investment obtained from holding a company’s shares over a period. It includes dividends paid, the change in the capital value of the shares and any other payments made to or by shareholders within the period.

This graph shows the value, by 31 December 2020, of $100 invested in Orchard Therapeutics on

31 October 2018 at the IPO price of $14, compared with the value of $100 invested in the NASDAQ

Biotechnology Index.

Aligning pay with performance

The total remuneration figure for the CEO is shown in the table below, along with the value of bonuses paid, and SOIP vesting, as a percentage of the maximum opportunity:

Chief Executive Officer	2018	2019		2020
Total remuneration ($000)[1]	$555	$1,016		$764
Actual bonus (% of the maximum)	N/A	44	%*	37.5	%*
SOIP vesting (% of the maximum) **	N/A	N/A		N/A

1	For 2018 and 2019, these figures are for Mr. Rothera and for 2020 the full-year remuneration for Dr. Gaspar.
*	Calculated as the bonus earned in the in year by Dr Gaspar (60% of salary) expressed as a portion of the maximum available under the Company’s Directors’ Remuneration Policy 160% of salary

Relative importance of spend on pay

The table below illustrates the Company’s expenditure on pay by the Group in comparison to research and development expenses. R&D expenses have been chosen as an appropriate measure of the Company’s major year-on-year expenditure.

	2019	2020	% change
Research and development expenses	$117,363	$97,730	-20.1%
Total employee pay expenditure ($’000)[1]	$69,486	$87,091	25.3%

DIRECTORS’ REMUNERATION REPORT

continued

1.

Total employee pay expenditure in the table above is inclusive of cash payments for salaries and wages, as well as employer benefits and tax costs. It also includes $27,962k and $19,424k in non-cash share-based compensation expense for 2020 and 2019 respectively.

Average percentage change in remuneration of Directors and Employees

As required by the 2019 regulations, the table below shows a comparison of the annual change of each individual director’s pay to the annual change in average employee pay in the year ended 31 December 2020.

	Base salary/ fee change	Bonus change[1]	Benefit change[1]
Executive Directors
Bobby Gaspar	57.7%	-54%	0%
Non-Executive Directors
Joanne Beck	41.4%	n/a	n/a
John Curnutte[2]	278%	n/a	n/a
Marc Dunoyer	26.5%	n/a	n/a
Jon Ellis[3]	n/a	n/a	n/a
James Geraghty	15%	n/a	n/a
Charles Rowland	31.1%	n/a	n/a
Alicia Secor	23%	n/a	n/a
Steven Altschuler[4]	n/a	n/a	n/a
Average employee[5]	n/a	n/a	n/a

1	None of the Non-Executive Directors are eligible for an annual bonus and none claimed any benefits during the year.
2	John Curnutte joined the Board in 2019 and the remuneration received in 2019 was not a full annual amount.
3	Jon Ellis does not receive any remuneration for his services to the Board
4	Steven Altschuler joined the Board during 2020 and therefore no comparative information is shown.
5	As the parent company Orchard Therapeutics Plc has no direct employees. All employees are employed by the relevant local entities.

Statement of implementation of remuneration policy in 2021

Annual base salary

	Base salary 2020	Base salary 2021	% change
Bobby Gaspar, Chief Executive Officer,	£440,000	£440,000	0%

Benefits and pension

In 2020, Executive Directors are eligible for the same benefits (such as health insurance and pension) as provided to all employees in the jurisdiction in which they reside. Pension contributions for Executive Directors are up to 6% of base salary which may be taken as a cash allowance. 6% is the rate provided to all employees in the UK and therefore representative of the workforce rate.

DIRECTORS’ REMUNERATION REPORT

continued

Annual Bonus

The CEO will be entitled to a target bonus of 60% of base salary, with the maximum payout up to 150% of target bonus (90% salary).

Following the Compensation Committee’s decision to only pay 50% of the 2020 annual bonus in cash, an additional award of 55,006 options was made on 1 February 2021. These options vest on a monthly basis over 12 months from the date of grant.

These 2021 targets and maximum have been set within the overall Directors’ Remuneration Policy. Unless otherwise determined by the Compensation Committee, the bonus will be paid in cash and subject to the achievement of a number of strategic objectives determined by the Committee.

Specific targets are commercially sensitive and therefore are not disclosed in advance. However, full details of the targets and performance against them will be disclosed when they are no longer considered commercially sensitive.

Share Option Incentive Plan (SOIP)

Annual award of share options

In February 2021, as part of the annual compensation package, the CEO was granted 850,000 share options in the Company at an exercise price of $5.98, based on the closing price of the Company’s ADSs on the Nasdaq Global Select Market on 1 February 2021.

Following the Compensation Committee’s decision to only pay 50% of the annual bonus in cash, an additional award of 55,006 options was made on 1 February 2021.

Executive Director	Form of Award	Date of Grant	Shares Covered	Exercise Price	Face Value	Fair Value (Black- Scholes)	Expiry Date	Vest Terms
Bobby Gaspar	FMV Options*(1)	01 February 2021	850,000	$5.98	$5,083,000	$3,241,354	31 Jan 2031	(1)
Bobby Gaspar	FMV Options*(2)	01 February 2021	55,006	$5.98	$329,474	$209,758	31 Jan 2031	(2)

(1)	The share options will expire 10 years from the date of grant. The share options vest monthly over a 4-year period and are subject to any further performance conditions.
(2)	These awards will vest monthly over 12 months from the 1 February 2021.

At the date of this report, there is no intention to make any further awards under the SOIP to any Directors. Any awards made during the year will be disclosed in the relevant Directors’ Remuneration Report.

DIRECTORS’ REMUNERATION REPORT

continued

Non-Executive Directors’ fees for 2021

Non-Executive Directors are eligible to receive the following cash compensation annually:

	2021 Fee in $’000		2020 Fee in $’000
Base fee:
Board Chair	$85		$85
Board Member	$45		$45

Additional fees:
Audit Committee Chair	$18		$18
Audit Committee Member	$9		$9
Compensation Committee Chair	$15		$15
Compensation Committee Member	$7.5		$7.5
Nominating and Corporate Governance Committee Chair	$10		$10
Nominating and Corporate Governance Committee Member	$5		$5
Science and Technology Committee Chair	$10		$10
Science and Technology Committee Member	$7.5	[1]	$5

1. The increase in the Science and Technology Committee fee is effective 1 April 2021.

The Company provides an initial, one-time equity award of 57,500 stock options to each new Non-Executive Director upon his or her election to our board of directors. Under normal circumstances, initial share awards vest monthly over three years. The Company intends to provide an annual equity incentive award of 40,000 stock options to each Non-Executive Director at the AGM. Options awarded annually will usually vest upon the earlier to occur of the first anniversary of the date of grant or the date of the next annual general meeting.

Non-Executive Directors will not be eligible to participate in any performance-based incentive plans.

Jon Ellis does not receive fees for his services on the Board.

Each Non-Executive Director will also be entitled to reimbursement of reasonable expenses and reimbursement of up to $2,500 for tax preparation assistance if Board services requires a Non-Executive Director to file a tax return in a jurisdiction that the director otherwise would not have been required to file.

On behalf of the Board

Charles Rowland, Jr.

Chair of the Compensation Committee

9 April 2021

ORCHARD THERAPEUTICS PLC

Form of Proxy for the 2021 Annual General Meeting

This proxy is solicited by the Board of Directors

I/We

(name in full in block capitals)

of

being a member/members of Orchard Therapeutics plc (the “Company”) hereby appoint the Chairman of the meeting (see note 1 below)

as my/our proxy to attend, speak and vote for me/us and on my/our behalf in relation to all ordinary shares of the Company that I/we am/are entitled to vote (unless otherwise specified in accordance with note 6 below) at the Annual General Meeting of the Company to be held at Goodwin Procter (UK) LLP, 100 Cheapside, London EC2V 6DY on Wednesday 16 June 2021 at 2:00 p.m, (London time) and at any adjournment thereof, on the following resolutions as indicated by an ‘X’ in the appropriate box:

Ordinary Resolutions	For	Against	Withheld (See note 9)	Discretion (See note 9)
1. To re-elect as a director, Charles A. Rowland, Jr., who retires by rotation in accordance with the Company’s Articles of Association	☐	☐	☐	☐

2. To re-elect as a director, Joanne T. Beck, who retires by rotation in accordance with the Company’s Articles of Association	☐	☐	☐	☐

3. To re-appoint PricewaterhouseCoopers LLP, a United Kingdom entity, as U.K. statutory auditors of the Company, to hold office until the conclusion of the next annual general meeting of shareholders	☐	☐	☐	☐

4.  To ratify the appointment of PricewaterhouseCoopers LLP, a Delaware limited liability partnership, as the Company’s independent registered public accounting firm, for the fiscal year ending December 31, 2021

	☐	☐	☐	☐

5. To authorize the Audit Committee to determine the Company’s auditors’ remuneration for the fiscal year ending December 31, 2021	☐	☐	☐	☐

6.  To receive the U.K. statutory annual accounts and reports for the fiscal year ended December 31, 2020 and to note that the Company’s directors do not recommend the payment of any dividend for the year ended December 31, 2020

	☐	☐	☐	☐

7. To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers for the year ended December 31, 2020	☐	☐	☐	☐

8. To receive and approve on an advisory basis the Company’s U.K. statutory directors’ remuneration report for the year ended December 31, 2020	☐	☐	☐	☐

9.  To authorize the Board of Directors generally and unconditionally to allot shares pursuant to Section 551 of the Companies Act 2006 (the “Act”) or to grant rights to subscribe for or to convert any security into shares of the Company up to a maximum aggregate nominal amount of £13,023,851.50

	☐	☐	☐	☐

Special Resolutions	For	Against	Withheld (See note 9)	Discretion (See note 9)

10.  Subject to the passing of Resolution 10, to empower the Board of Directors to allot equity securities, under Section 570 of the Act as if Section 561(1) of the Act did not apply to such allotment up to a maximum aggregate nominal amount of £13,023,851.50

	☐	☐	☐	☐

Signature ________________________________________ Dated __________________________________ 2020

Notes:

1.

You may if you wish strike out the words “Chairman of the meeting” and insert the name of some other person to act as your proxy in the space provided. All amendments to this form must be initialed. If you sign and return this form with no name inserted in the space the Chairman of the meeting will be deemed to be your proxy. A proxy need not be a member of the Company but must attend the Meeting. Where someone other than the Chairman is appointed as a proxy the member appointing him/her is responsible for ensuring that they attend the Meeting and are aware of his/her voting intentions. If a member wishes his/her proxy to speak on his/her behalf at the Meeting, he/she will need to appoint someone other than the Chairman and give his/her instructions directly to them. If the UK Government’s current guidance regarding social distancing and the prohibition of public gatherings are continuing at the time of the AGM, any shareholder seeking to attend the AGM in person will be refused entry. In light of this, we strongly encourage you to appoint the Chairman of the Meeting as your proxy so that your vote can be counted. A person other than the Chairman may not be allowed to attend the Meeting.

2.

A member entitled to attend, speak and vote at the Meeting is entitled to appoint a proxy or proxies to exercise all or any of his/her rights to attend, speak and to vote at the Meeting instead of him/her. A proxy can only be appointed by following the procedure set out in these notes and the notes to the Notice of Annual General Meeting.

3.

Completion and return of a form of proxy will not preclude a member from attending, speaking and voting at the Meeting or any adjournment thereof in person. If a proxy is appointed and the member attends the Meeting in person the proxy appointment will automatically be terminated. However, as a result of the Covid-19 pandemic and the UK Government’s current guidance regarding social distancing and the prohibition of public gatherings, ordinary shareholders may not be allowed to attend the Meeting in person.

4.

To be valid this form of proxy must be completed and lodged with the Registrars of the Company, Equiniti, Aspect House, Spencer Road, Lancing, West Sussex, BN99 6DA not less than 48 hours (excluding non-business days) before the time fixed for the Meeting and in the event of adjournment not less than 48 hours (excluding non-working days) before the time fixed for the Meeting together with, if appropriate, the power of attorney or other authority (if any) under which it is signed or a notarially certified or office copy of such power or authority. In the case of a member which is a company, the proxy form must be executed under its common seal or signed on its behalf by an officer of the company or an attorney for the company.

5.

In the case of joint holders, signature of any one holder will be sufficient, but the names of all the joint holders should be stated. The vote of the senior holder who tenders the vote whether in person or by proxy will be accepted to the exclusion of the votes of any other joint holders. For these purposes, seniority shall be determined by the order in which the names stand in the Company’s relevant register or members for the certificated or uncertificated shares of the Company (as the case may be) in respect of the joint holding.

6.

A member may appoint more than one proxy provided each proxy is appointed to exercise rights attached to different shares. A member may not appoint more than one proxy to exercise rights attached to any one share. To appoint more than one proxy, please sign and date the form of proxy and attach a schedule listing the names and addresses (in block letters) of all of your proxies, the number of shares in respect of which each proxy is appointed (which, in aggregate, should not exceed the number of shares held by you) and indicating how you wish each proxy to vote or abstain from voting. If you wish to appoint the Chairman as one of your multiple proxies, simply write “the Chairman of the Meeting”.

7.	If a member submits more than one valid proxy appointment, the appointment received last before the latest time for the receipt of proxies will take precedence.

8.

The appointment under this form of proxy may be terminated by the member prior to the commencement of the meeting (or any adjournment of the meeting). To be valid, the notice of termination of the authority of the person appointed to act as proxy must be deposited at the offices of the Company’s registrar, Equiniti, Aspect House, Spencer Road, Lancing, West Sussex, BN99 6DA not less than 48 hours (not including non-business days) before the time fixed for the holding of the Annual General Meeting or any adjournment thereof (as the case may be).

9.

Please indicate with an “X” in the appropriate boxes how you wish your votes on the resolutions to be cast. Unless otherwise instructed, your proxy may vote or abstain from voting as he/she thinks fit. If you select “Discretion” or fail to select any of the given options your proxy can vote as he/she chooses or can decide not to vote at all. The proxy can also do this on any other resolution that is put to the meeting. The vote “Withheld” option is to enable you to abstain on any particular resolution. A vote withheld is not a vote in law, which means that the vote will not be counted in the calculation of votes for or against the resolution. If no voting indication is given, your proxy will vote or abstain from voting at his/her discretion.

10.

CREST members should use the CREST electronic proxy appointment service in accordance with the procedures set out in the CREST manual (ID:RA19) and refer to the notes of the Notice of Annual General Meeting in relation to the submission of a proxy via CREST.

11.	You may not use any electronic address provided in this proxy form to communicate with the Company for any purposes other than those expressly stated.

12.

Only those members registered in the register of members of the Company at 6:30 p.m. London time (1:30 p.m. Eastern Time) on June 14, 2021 or, in the event that the meeting is adjourned, in such register not later than 48 hours before the time of the adjourned meeting, will be entitled to attend and vote (whether in person or by proxy) at the Annual General Meeting in respect of the number of ordinary shares registered in their name at the time.

The shares represented by this proxy, when properly executed, will be voted in accordance with the specifications indicated herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.